Exhibit 99.1
$225,000,000
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of August 14, 2009
among
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP,
as Borrower,
AMERICAN CAMPUS COMMUNITIES, INC.,
as Parent Guarantor,
THE SUBSIDIARY GUARANTORS NAMED HEREIN,
as Subsidiary Guarantors,
THE INITIAL LENDERS, INITIAL ISSUING BANK
AND SWING LINE BANK NAMED HEREIN,
as Initial Lenders, Initial Issuing Bank and Swing Line Bank
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,
and
KEYBANC CAPITAL MARKETS INC.,
as Lead Arranger,
JPMORGAN CHASE BANK, N.A.
and
BANK OF AMERICA, N.A.
as Co-Syndication Agents,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

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SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Initial Borrowing Base Properties
Schedule III	-	Reserved
Schedule IV	-	On-Campus Participating Properties
Schedule V	-	Existing Letters of Credit
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(n)	-	Surviving Debt
Schedule 4.01(o)	-	Existing Liens
Schedule 4.01(p)	-	Real Estate Assets
Schedule 4.01(q)	-	Tenancy Leases
Schedule 4.01(r)	-	Environmental Matters
Schedule 4.01(x)	-	Plans and Welfare Plans
Schedule 4.01(y)	-	Certain Condemnation Proceedings
Schedule 4.01(bb)	-	Debt of On-Campus Participating Entities

EXHIBITS
Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Issuance
Exhibit D	-	Form of Guaranty Supplement
Exhibit E	-	Form of Assignment and Acceptance
Exhibit F	-	Form of Opinion of Counsel to the Loan Parties
Exhibit G	-	Form of Mortgage
Exhibit H	-	Form of Borrowing Base Certificate

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 14, 2009 (this “Agreement”) among AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, a Maryland limited partnership (the “Borrower”), AMERICAN CAMPUS COMMUNITIES, INC., a Maryland corporation (the “Parent Guarantor”), the other entities listed on the signature pages hereof as guarantors (together with any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 7.05, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as the initial issuer of Letters of Credit (as hereinafter defined) (the “Initial Issuing Bank”), the Swing Line Bank (as hereinafter defined), KeyBank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lender Parties (as hereinafter defined), JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as co-syndication agents, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”) and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents, and KEYBANC CAPITAL MARKETS INC., as lead arranger (the “Arranger”).
RECITALS
     WHEREAS, Borrower, Guarantors, DBTCA, as Administrative Agent, and the Lenders then parties thereto entered into that certain Credit Agreement dated as of August 17, 2004, as amended by that certain First Amendment to Credit Agreement dated as of November 1, 2004, that certain Second Amendment to Credit Agreement dated as of December 10, 2004, that certain Third Amendment to Credit Agreement dated as of June 17, 2005 and that certain Fourth Amendment to Credit Agreement dated as of February 8, 2006 (as amended, the “Original Credit Agreement”); and
     WHEREAS, pursuant to the Third Amendment to Credit Agreement referenced above, DBTCA resigned as the Administrative Agent and the “Collateral Agent” under the Original Credit Agreement and KeyBank became the Administrative Agent under the Original Credit Agreement; and
     WHEREAS, in order to amend and restate the Original Credit Agreement, Borrower, Guarantors, Administrative Agent and the Lenders entered into that certain First Amended and Restated Credit Agreement dated as of August 17, 2006, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of May 16, 2008, and as amended by that certain Second Amendment to First Amended and Restated Credit Agreement dated as of November 10, 2008 (as amended and from time to time in effect, the “Existing Credit Agreement”);
     WHEREAS, Borrower, Guarantors, Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement to modify certain provisions thereof;
     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “ACC OP Sweet Home LLC” means ACC OP Sweet Home LLC, a Delaware limited liability company.
     “ACC OP (Village At Newark) LLC” means ACC OP (Village At Newark) LLC, a Delaware limited liability company.
     “ACCSI” means American Campus Communities Services, Inc., a Delaware corporation and a Subsidiary of the Parent Guarantor.
     “ACCSI Guaranty” means that certain Guaranty, dated as of September 27, 2000, made by American Campus Communities, L.L.C. (“ACCLLC”), as guarantor, in favor of Compass Bank, as lender, in connection with certain construction financing provided by Compass Bank to American Campus (U of H), Ltd., which Guaranty became the obligation of ACCSI as a result of the conversion of ACCLLC from a limited liability company to a corporation pursuant to the Delaware General Corporation Law and the change of its name to “American Campus Communities Services, Inc.”.
     “Acknowledgment” means the Acknowledgment executed by 1772 Sweet Home Road, LLC and in favor of the Administrative Agent, acknowledging the pledge of Equity Interests in 1772 Sweet Home Road, LLC to Agent, for the benefit of the Lenders, as the same may be modified, amended or restated.
     “Additional Borrowing Base Property” means any Student Housing Property as to which all of the following conditions have been met: (a) the Borrower has notified the Administrative Agent in writing that it wishes to designate such Student Housing Property as a “Borrowing Base Property”, (b) the Borrower has delivered to the Administrative Agent a description, in detail reasonably satisfactory to the Administrative Agent, of such Student Housing Property, (c) unless otherwise agreed in writing by the Required Lenders, all of the Borrowing Base Property Conditions have been satisfied with respect to such Student Housing Property; provided, however, that unless otherwise agreed to in writing by all of the Lenders, the Borrowing Base Property Condition in subpart (g) of such definition must be satisfied, (d) the conditions and requirements in Section 9.16 shall have been satisfied with respect to such Student Housing Property, and (e) the Borrower has delivered to the Administrative Agent a revised Schedule II hereto reflecting the inclusion of such Student Housing Property within the definition of “Borrowing Base Property”, it being understood that such revised Schedule II shall become effective only upon the inclusion of such Student Housing Property within the definition of “Borrowing Base Property”.

     “Additional Guarantor” has the meaning specified in Section 7.05.
     “Administrative Agent” has the meaning specified in the recital of parties to this Agreement.
     “Administrative Agent’s Account” means the account of the Administrative Agent maintained by Administrative Agent at its office at 127 Public Square, Cleveland, Ohio 44114-1306, ABA #041-001-039, credit to KREC Loan Services, Account No. 1140228209012, with reference to American Campus Communities Operating Partnership, Attention: Vernon Johnson, or such other account as the Administrative Agent shall specify in writing to the Lender Parties from time to time.
     “Advance” means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.
     “Aggregate Borrowing Base Amount” means, as of any date of determination with respect to the Borrowing Base Properties, an amount equal to the lesser of (a) 65% of the aggregate Appraised Value of the Borrowing Base Properties (other than the Sweet Home Property) plus fifty percent (50%) of the SUNY Value, and (b) the Implied Mortgage Amount, in each case as determined from the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.03(d).
     “Agreement” has the meaning specified in the recital of parties to this Agreement.
     “Agreement Value” means, for each Hedge Agreement as of any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” (as defined in the Master Agreement), and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement as determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or

Subsidiary of a Loan Party party to such Hedge Agreement as determined by the Administrative Agent to be the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.
     “Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
     “Applicable Margin” means, as of any date of determination, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Pricing		Applicable Margin for	Applicable Margin for
Level	Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
I	> 60%	2.00%	3.50%
II	≤ 60% but > 55%	1.75%	3.25%
III	≤ 55% but > 50%	1.50%	3.00%
IV	≤ 50%	1.25%	2.75%
The Applicable Margin for each Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time, and the Applicable Margin for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing shall be determined by reference to the Leverage Ratio in effect on the first day of such Interest Period; provided, however that (a) no change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent receives (x) the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and (y) a certificate of the Chief Financial Officer of the Borrower demonstrating the Leverage Ratio, and (b) the Applicable Margin shall be at Pricing Level I for so long as the Borrower has not submitted to the Administrative Agent, as and when required under Section 5.03(b) or (c), as applicable, the information described in clause (a) of this proviso.
     “Appraisal” means, with respect to any Borrowing Base Property, a written appraisal of such Borrowing Base Property prepared by an Appraiser and delivered to the Administrative Agent, in each case in form, content and methodology reasonably satisfactory to the Administrative Agent and in compliance with all applicable legal and regulatory requirements (including, without limitation, conforming in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder, in each case determined as if the Administrative Agent were an institution under the jurisdiction thereof).
     “Appraised Value” means, as of any date of determination with respect to any Borrowing Base Property, the appraised value of such Borrowing Base Property on an “as is” basis, in each case as set forth in the most recent Appraisal of such Borrowing Base Property delivered to the Administrative Agent on or before such date of determination.

     “Appraiser” means, with respect to any appraisal of any Borrowing Base Property, any independent appraiser selected by the Administrative Agent who is not an employee of the Borrower, the Guarantors or their respective subsidiaries, the Administrative Agent or a Lender.
     “Arranger” has the meaning specified in the recital of parties to this Agreement.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit E hereto.
     “Assignment of Leases and Rents” means each of the assignments of leases and rents from the Borrower or a Subsidiary Guarantor to the Administrative Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Administrative Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Subsidiary Guarantor as lessor with respect to all Leases of all or any part of each Borrowing Base Property, which shall be in form and substance reasonably satisfactory to Administrative Agent.
     “Assuming Lender” has the meaning specified in Section 2.16(d).
     “Assumption Date” has the meaning specified in Section 2.16(d).
     “Available Amount” means, with respect to any Letter of Credit at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).
     “Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Administrative Agent in Cleveland, Ohio, or the head office of any successor Administrative Agent, from time to time, as Administrative Agent’s “prime rate” or (b) 0.50% per annum above the Federal Funds Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to a customer. A change in the rate of interest payable hereunder and resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.
     “Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).
     “Borrower” has the meaning specified in the recital of parties to this Agreement.
     “Borrower’s Account” means the account of the Borrower maintained by the Borrower with JPMorgan Chase Bank, N.A. at its office at 707 Travis Street, 6th Floor North, Houston, Texas, 77002, ABA No. 113000609, Account No. 00113388202, or such other account as the Borrower shall specify in writing to the Administrative Agent from time to time.

     “Borrowing” means each of (a) a Swing Line Borrowing or (b) a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.
     “Borrowing Base Certificate” means a certificate in substantially the form of Exhibit H hereto, duly certified by the Chief Financial Officer of the Parent Guarantor.
     “Borrowing Base Properties” means, collectively, as of any date of determination, (a) each Initial Borrowing Base Property plus (b) each Additional Borrowing Base Property minus (c) each Removed Borrowing Base Property; provided that, unless otherwise agreed in writing by the Required Lenders, if any Initial Borrowing Base Property or Additional Borrowing Base Property shall at any time fail to satisfy the Borrowing Base Property Conditions, such Initial Borrowing Base Property or Additional Borrowing Base Property shall be excluded from the definition of “Borrowing Base Property.”
     “Borrowing Base Property Conditions” means, collectively, the following conditions with respect to any Student Housing Property, each of which shall be established to the satisfaction of the Administrative Agent:
     (a) such Student Housing Property is 100% owned by the Borrower or a Subsidiary Guarantor either (i) in fee simple or (ii) pursuant to and under a ground lease which (A) has a remaining term of at least 30 years (after giving effect to any renewal terms that are exercisable at the sole option of Borrower or the applicable Subsidiary Guarantor), (B) contains customary leasehold mortgagee protection rights, and (C) is mortgageable without the applicable ground lessor’s consent (or with only such consents as shall have been obtained);
     (b) no Person other than a Loan Party has any direct or indirect ownership of any Equity Interest or other voting interest in Borrower or such Subsidiary Guarantor (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this definition solely by virtue of (i) owning any Equity Interest in the Parent Guarantor, (ii) owning any limited partnership interests in the Borrower; provided that, in the case of this clause (ii), at least 51% of the limited partnership interests in the Borrower are at all times owned by the Parent Guarantor, (iii) in the case of the Ground Leased Property (Temple), the ownership by the Ground Lessor (Temple) of a 1.0% membership interest in the Loan Party which owns the Ground Leased Property (Temple); provided that, in the case of this clause (iii), such Loan Party retains control of all decisions relating to the sale, financing and management of the Ground Leased Property (Temple), subject to the terms of the Ground Lease (Temple), (iv) in the case of the Student Housing Property owned by 1772 Sweet Home Road, LLC, the ownership by MJ Peterson-MG Plaza, LLC of its membership interest as it exists as of the date of this Agreement in 1772 Sweet Home Road, LLC; provided ACC OP Sweet Home LLC shall be the managing member of 1772 Sweet Home Road, LLC and shall retain control of all decisions relating to the financing, sale, leasing and management of the Student Housing Property owned by 1772 Sweet Home Road, LLC; and (v) in the case of the Student Housing Property owned by Village At Newark Urban Renewal, LLC, the ownership by Titan Investments V LLC of its membership interest as it exists as of the date of this Agreement in Village At Newark Urban Renewal, LLC; provided that ACC OP (Village At Newark) LLC shall be the managing member of Village At Newark Urban Renewal, LLC and shall retain control of all decisions relating to the financing, sale, leasing and management of the Student Housing Property owned by Village At Newark

Urban Renewal, LLC (subject to the limits in clauses (ix) and (x) of the definition of “Major Decisions” in the Amended and Restated Limited Liability Company Agreement of Village At Newark Urban Renewal, LLC effective as of August 2, 2005, which provisions limit the leveraging of such Student Housing Property above 80% of the value of such Student Housing Property and material additions or changes to such Student Housing Property));
     (c) such Student Housing Property and the direct and indirect interest of Borrower and any Guarantor therein is subject to no Liens or negative pledge other than with respect to those matters disclosed in the Mortgage Policies or the Sweet Home Property Commitment and those matters in favor of Administrative Agent to secure the Obligations under the Loan Documents and the Hedge Obligations;
     (d) construction of such Student Housing Property is complete, a certificate of occupancy has been issued for such Student Housing Property (or such Student Housing Property may otherwise be lawfully occupied for its intended use), and such Student Housing Property is not otherwise a Development Property;
     (e) such Student Housing Property is free of material title defects and structural defects, has all Environmental Permits applicable thereto and is not subject to any material Environmental Claim or otherwise in violation of any Environmental Law if the result of such violation would be reasonably likely to result in a material adverse effect on the value of such Student Housing Property;
     (f) such Student Housing Property is managed by the Borrower or one of its Subsidiaries and all management rights of the Borrower or such Subsidiary with respect thereto are expressly subordinated to the rights of the Administrative Agent and the Lenders with respect to such Student Housing Property and the Obligations of the Loan Parties under the Loan Documents and the Hedge Obligations;
     (g) except with respect to the Sweet Home Property, such Student Housing Property is subject to a Mortgage pursuant to which the Administrative Agent has a first priority perfected Lien, for the benefit of the Lenders, as security for the Obligations of the Loan Parties under the Loan Documents and the Hedge Obligations;
     (h) such Student Housing Property is located entirely in a state within the continental United States;
     (i) such Student Housing Property has been designated as a “Borrowing Base Property” on Schedule II or in a Borrowing Base Certificate in accordance with Section 5.03(i), and in either event has not been removed as a Borrowing Base Property pursuant to Section 5.03(d);
     (j) with respect to which Student Housing Property the Administrative Agent shall have received the Borrowing Base Qualification Documents (which shall be promptly distributed by Administrative Agent to the Lenders); and
     (k) all other applicable conditions set forth in Section 3.01(a) have been satisfied with respect to such Subsidiary Guarantor and such Student Housing Property (such satisfaction to be determined mutatis mutandis for any Additional Borrowing Base Property). In addition to the foregoing conditions, with respect to the Student Housing Property owned by 1772 Sweet Home Road, LLC, the following conditions shall apply, each of which shall be established to the satisfaction of the Administrative Agent: (i) such Student Housing Property is 100% owned by 1772 Sweet Home Road, LLC; (ii) 1772 Sweet Home Road, LLC and ACC OP Sweet Home LLC shall be a Subsidiary Guarantor; (iii) ACC OP Sweet Home LLC shall be the managing member of 1772 Sweet Home Road, LLC and shall retain control of all decisions relating to the financing, sale, leasing and management of the Student Housing Property owned by 1772 Sweet Home Road, LLC; and (iv) 1772 Sweet Home Road, LLC shall have no Debt other than as a Loan Party under the Loan Documents. Furthermore, with respect to the Student Housing Property owned by Village At Newark Urban Renewal, LLC, the following conditions shall apply, each of which shall be established to the satisfaction of the Administrative Agent: (i) such Student Housing Property is 100% owned by Village At Newark Urban Renewal, LLC; (ii) Village At Newark Urban Renewal, LLC and ACC OP (Village At Newark) LLC shall be a Subsidiary Guarantor; (iii) ACC OP (Village At Newark) LLC shall be the managing member of Village At Newark Urban Renewal, LLC and shall retain control of all decisions relating to the financing, sale, leasing and management of the Student Housing Property owned by Village At Newark Urban Renewal, LLC (subject to the limits in clauses (ix) and (x) of the definition of “Major Decisions” in the Amended and Restated Limited Liability Company Agreement of Village At Newark Urban Renewal, LLC effective as of August 2, 2005, which provisions limit the leveraging of such Student Housing Property above 80% of the value of such Student Housing Property and material additions or changes to such Student Housing Property); and (iv) Village At Newark Urban Renewal, LLC shall have no Debt other than as a Loan Party under the Loan Documents.
     “Borrowing Base Qualification Documents” means, with respect to any Student Housing Property which the Borrower seeks to include as a Borrowing Base Property in the calculation of the Aggregate Borrowing Base Amount, the following which are to be received by Administrative Agent not less than ten (10) Business Days prior to any addition of such Student Housing Property to the Borrowing Base Properties:
     (a) a formal written request of Borrower to Administrative Agent to add a Student Housing Property as a Borrowing Base Property including a description of the Student Housing Property;
     (b) the Borrowing Base Certificate required by Section 5.03(d);
     (c) if such Student Housing Property is owned or leased by a Subsidiary Guarantor, such Subsidiary Guarantor shall have executed and delivered to Administrative Agent a Guaranty Supplement and such other documents described in Section 3.01(a)(iii), (iv), (v), (vi), (vii), (x), (xi) and (xii) as Administrative Agent may reasonably require;
     (d) historic operating statements, if available, for the prior eight (8) fiscal quarters;
     (e) a current rent roll certified by the Borrower and showing such information as the Administrative Agent may reasonably require;

     (f) a projected operating budget for such Student Housing Property for the next four (4) fiscal quarters of the Borrower;
     (g) a budget setting forth any capital expenditures to be made with respect to such Student Housing Property within the following twelve (12) month period, in form and substance satisfactory to the Administrative Agent;
     (h) a certification of an officer of Borrower that such Student Housing Property meets each of the Borrowing Base Property Conditions;
     (i) deeds of trust, trust deeds and mortgages, in substantially the form of Exhibit G hereto (with such changes as may be required to account for local law matters and otherwise reasonably satisfactory in form and substance to the Administrative Agent) and covering all Initial Borrowing Base Properties (together with each other deed of trust, trust deed and mortgage delivered in connection with any Additional Borrowing Base Property, in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party;
     (j) an Assignment of Leases and Rents;
     (k) the Hazardous Indemnity Agreement;
     (l) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Lender Parties and that all required affidavits, tax forms and filings pertaining to any applicable documentary stamp, intangible and mortgage recordation taxes have been executed and delivered by all appropriate parties and are in form suitable for filing with all applicable governmental authorities;
     (m) except with respect to the Sweet Home Property, acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described therein;
     (n) completed requests for information listing all effective financing statements filed in the jurisdictions referred to in clause (m) above and in such other jurisdictions specified by the Administrative Agent that name any Loan Party as debtor, together with copies of such other financing statements,
     (o) unless otherwise agreed in writing by the Administrative Agent, with respect to each Borrowing Base Property, engineering/property inspection reports, Phase I environmental assessments, Phase II environmental assessments, if required by the Administrative Agent, zoning and other similar reports with respect to such Borrowing Base Property, in form and substance and from professional firms reasonably acceptable to the Administrative Agent, together with a letter from each preparer thereof entitling the Administrative Agent and its successors and assigns to rely upon such reports;

     (p) certificates of insurance as required by the terms of this Agreement, together with endorsements, satisfactory to the Administrative Agent, naming the Administrative Agent as an additional insured and loss payee under the applicable insurance policies;
     (q) unless otherwise agreed in writing by the Administrative Agent and the Required Lenders, an Appraisal of each Borrowing Base Property;
     (r) other than with respect to the Sweet Home Property, fully-paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), in form and substance, with endorsements (including zoning endorsements where available) and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent and insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all Liens (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens approved by Administrative Agent in its sole discretion, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable, and with respect to any such property located in a State in which a zoning endorsement is not available, such other evidence regarding zoning and land use compliance as the Administrative Agent may require and approve in its reasonable discretion;
     (s) American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees have been paid, certified to the Administrative Agent and its successors, assigns and designees and to the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the Borrowing Base Properties described in such surveys are located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent;
     (t) signed copies of favorable opinions, addressed to the Administrative Agent and the other Lender Parties, of local counsel for the Loan Parties in each of the States in which the Borrowing Base Properties are located, in form and substance reasonably satisfactory to Administrative Agent;
     (u) a true and complete copy of any property management agreement or leasing brokerage agreement pertaining to any of the Borrowing Base Properties, certified by the applicable Loan Party, and an assignment and subordination agreement, in form and substance satisfactory to the Administrative Agent and duly executed by such Loan Party and the counterparty to such property management agreement;
     (v) a true and complete copy of the Ground Lease (Temple), certified by the applicable Loan Party, together with an estoppel and consent, in form and substance satisfactory to the Administrative Agent, duly executed by the Ground Lessor (Temple);

     (w) a true and complete copy of the Ground Lease (Newark), certified by the applicable Loan Party, together with an estoppel and consent, in form and substance satisfactory to the Administrative Agent, duly executed by the Ground Lessor (Newark);
     (x) a true and complete copy of the Ground Lease (Callaway Villas), certified by the applicable Loan Party, together with an estoppel and consent, in form and substance satisfactory to the Administrative Agent, duly executed by the Ground Lessor (Callaway Villas);
     (y) a copy of the certificate(s) of occupancy issued to the Borrower or any Subsidiary Guarantor for the Borrowing Base Property permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such Borrowing Base Property and evidence satisfactory to the Agent that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower or any Subsidiary Guarantor), or a legal opinion or certificate from the appropriate authority reasonably satisfactory to the Administrative Agent that no certificates of occupancy are necessary to the use and occupancy thereof; and
     (z) a Subordination, Attornment and Non-Disturbance Agreement from non-residential tenants of such Borrowing Base Property as required by the Administrative Agent;
     (aa) estoppel certificates from non-residential tenants of such Borrowing Base Property as required by Administrative Agent, such certificates to be dated not more than thirty (30) days prior to the inclusion of such Borrowing Base Property in the Collateral, each such estoppel certificate to be in form and substance reasonably satisfactory to the Administrative Agent;
     (bb) a flood zone determination of such Borrowing Base Property;
     (cc) such other documents, certificate, reports or assurances as the Administrative Agent may reasonably require in its discretion; and
     (dd) with respect to the Sweet Home Property, (i) the Pledge Agreement and (ii) the Acknowledgment.
     (ee) such other consents, agreements and confirmations of lessors and third parties as the Administrative Agent may reasonably deem necessary and evidence that all other action that the Administrative may deem necessary in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.
With respect to the Student Housing Property owned by 1772 Sweet Home Road, LLC, ACC OP Sweet Home LLC and 1772 Sweet Home Road, LLC, each shall be a Subsidiary Guarantor and shall deliver to Administrative Agent the documents described at clause (c) above. With respect to the Student Housing Property owned by Village at Newark Urban Renewal, LLC, ACC OP (Village at Newark) LLC and Village at Newark Urban Renewal, LLC, each shall be a Subsidiary Guarantor and shall deliver to Administrative Agent the documents described in clause (c) above.
     “Building” means with respect to each Student Housing Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

     “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.
     “Capitalization Rate” means 7.50%.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Capitalized Value” means, for any Real Estate Asset as of any date of determination, an amount equal to (a) the Net Operating Income for such Real Estate Asset divided by (b) the Capitalization Rate.
     “Capital Reserve” means an amount equal to $190 multiplied by the weighted average number of beds attributed (in accordance with the historical practices of the Parent Guarantor and its Subsidiaries) to all Student Housing Properties of the Consolidated Entities as of the end of such period.
     “Cash” means money, currency or a credit balance in a Deposit Account.
     “Cash Equivalents” means, as of any date of determination, any of the following to the extent owned by the Borrower or any of its Subsidiaries: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (c) certificates of deposit of or time deposits with any commercial bank that (i) is a Lender Party or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) below, (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1,000,000,000, in each case maturing within one year after such date; and (d) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, maturing within 270 days after such date and issued by any corporation organized under the laws of any State of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
     “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
     “Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date of the Original Credit Agreement beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of

1934), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or (b) during any period of up to 12 consecutive months, commencing after the date of the Original Credit Agreement, individuals who at the beginning of such 12-month period were directors of the Parent Guarantor shall cease for any reason to constitute a majority of the board of directors of the Parent Guarantor unless Persons replacing such individuals were nominated by the board of directors of the Parent Guarantor or, in the case of each such individual, the Person replacing such individual was nominated by the same institution that nominated the Person being replaced; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date of the Original Credit Agreement, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the general partner of the Borrower; or (e) the Parent Guarantor ceases to be the legal and beneficial owner of all of the general partnership interests in the Borrower or ceases to be the legal and beneficial owner of at least 51% of the limited partnership interests in the Borrower; or (f) the Parent Guarantor shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Borrower owned by it.
     “Closing Date” means the date on which the conditions set forth in Article III are satisfied and the Initial Extension of Credit is made.
     “Collateral” means all “Property” or “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Lender Parties and will include, without limitation, all Borrowing Base Properties (including, without limitation, the Sweet Home Property) and the Equity Interests in 1772 Sweet Home Road, LLC that are owned and controlled by ACC OP Sweet Home LLC.
     “Collateral Documents” means, collectively, the Mortgages, the Acknowledgment, the Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lender Parties.
     “Commitment” means a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.
     “Commitment Date” has the meaning specified in Section 2.16(b).
     “Commitment Increase” has the meaning specified in Section 2.16(a).
     “Commitment Percentage” means with respect to each Lender, the percentage set forth on Schedule I hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.
     “Communications” has the meaning specified in Section 9.02(b).

     “Completion Guarantee” means a guarantee entered into in the ordinary course of business by the Borrower or any of its Subsidiaries with respect to the completion of construction of a Student Housing Property.
     “Condemnation Proceeds” means all compensation, awards, damages, judgments and proceeds awarded to the Borrower or a Subsidiary Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same.
     “Confidential Information” means information that any Loan Party furnishes to Administrative Agent or any Lender Party in writing designated as confidential, but does not include any such information (a) that is or becomes generally available to the public or (b) that is or becomes available to Administrative Agent or such Lender Party from a source other than the Loan Parties in a manner that does not violate a confidentiality agreement or undertaking that is known to Administrative Agent or such Lender Party.
     “Consolidated Adjusted EBITDA” means, as of any date of determination, Consolidated EBITDA as of such date of determination for the four fiscal-quarter period of the Parent Guarantor most recently ended minus the Capital Reserve.
     “Consolidated Cash Interest Expense” means, for any period, an amount equal to (a) consolidated total interest expense of the Consolidated Entities for such period minus (b) any non-cash amounts included in such consolidated total interest expense which reflect the amortization of deferred financing charges for such period plus (c) any interest capitalized by the Consolidated Entities during such period, excluding any such capitalized interest related to debt incurred to fund Development Properties.
     “Consolidated EBITDA” means, for any period, without duplication, the consolidated net income or loss of the Consolidated Entities for such period (before deduction for minority interests in any of the Consolidated Entities and excluding any adjustments for so-called “straight-line rent accounting”); plus (A) the amount of any dividends or other distributions actually paid to any of the Consolidated Entities by any of the On-Campus Participating Entities during such period; plus (B) the following items to the extent deducted in computing such consolidated net income for such period: (i) consolidated interest expense of the Consolidated Entities for such period, (ii) consolidated income tax expense of the Consolidated Entities for such period, and (iii) consolidated real estate depreciation, amortization and other extraordinary and non-cash items of the Consolidated Entities for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period); minus (C) the following items to the extent included in computing such consolidated net income for such period: (i) all consolidated gains (or plus all consolidated losses) attributable to any sales or other dispositions of assets or debt restructurings of the Consolidated Entities in such period, and (ii) all income (or plus all losses) from all Unconsolidated Entities; plus (or minus, as applicable) (D) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity for such period. Notwithstanding the foregoing, Consolidated EBITDA shall exclude the non-cash compensation expenses related to awards granted under the Parent Guarantor’s 2004 incentive award plan and any subsequent similar incentive award plans with respect to restricted equity-based awards.

     “Consolidated Entities” means the Parent Guarantor and its Consolidated Subsidiaries.
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges, in each case for the four fiscal-quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.
     “Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period, (ii) dividends paid by any of the Consolidated Entities in respect of any Preferred Interests of such Consolidated Entity during such period, other than any such dividends paid by such Consolidated Entity to another Consolidated Entity, (iii) the scheduled principal amount of all amortization payments (other than balloon payments) on all Debt of the Consolidated Entities for such period, other than any such Debt owed to another Consolidated Entity, and (iv) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity for such period.
     “Consolidated Fixed Rate/Hedged Debt Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) that portion of Consolidated Total Indebtedness which, either directly or after giving effect to one or more Hedge Agreements to which the Consolidated Entity is a party, bears interest at a fixed rate per annum for the period from such date of determination to and including the earlier of the Termination Date or the final maturity of such portion of Consolidated Total Indebtedness, to (b) Consolidated Total Indebtedness.
     “Consolidated Net Worth” means, as of any date of determination, an amount equal to (a) Consolidated Total Asset Value minus (b) Consolidated Total Indebtedness.
     “Consolidated Subsidiaries” means, collectively, all Subsidiaries of the Parent Guarantor other than (a) the On-Campus Participating Entities and their Subsidiaries and (b) Hampton Roads Joint Venture (subject to the terms of Section 5.01(p)).
     “Consolidated Total Asset Value” means, as of any date of determination, the sum of the following amounts on such date, all as determined for the Consolidated Entities on a consolidated basis in accordance with GAAP: (i) unrestricted Cash and Cash Equivalents, (ii) the Capitalized Value of all Real Estate Assets (other than unimproved land and Development Properties) owned by any Consolidated Entity for more than four full fiscal quarters as of such date, (iii) without duplication, the undepreciated book value of (a) all Real Estate Assets owned or in operation by any Consolidated Entity for less than four full fiscal quarters as of such date, (b) all unimproved land, and (c) all Development Properties, and (iv) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity as of such date. Notwithstanding the foregoing, the Real Estate Assets consisting of the GCT Portfolio acquired by Borrower or one of its Consolidated Subsidiaries shall be valued at undepreciated book value through the period ending March 31, 2010.

     “Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of all Debt of the Consolidated Entities as of such date, determined on a consolidated basis in accordance with GAAP, plus (ii) the Unconsolidated Allocation Percentage of any Debt that is attributable to any Unconsolidated Entity as of such date. Consolidated Total Indebtedness shall not include any Qualifying Trust Preferred Obligations.
     “Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith; provided that the amount of any Completion Guaranty as of any date of determination shall be deemed to be the maximum reasonably anticipated liability of the Person providing such Completion Guaranty after taking into account any actual or projected cost overruns in connection with the construction of the related Student Housing Property as well as any other factors which are reasonably likely to result in the incurrence of any costs or expenses by such Person under such Completion Guaranty. Anything contained herein to the contrary notwithstanding, the term “Contingent Obligation” shall not include (x) any Obligation or arrangement of a Consolidated Entity which guarantees or is intended to guarantee any lease, dividend or other payment Obligation, other than Debt, of another Consolidated Entity or (y) the ACCSI Guaranty; provided, however, that the ACCSI Guaranty shall be included within the definition of “Contingent Obligation” in the event that (1) the U of H Contingent Payment Obligation ceases to be in full force and effect, (2) The University of Houston or any of its publicly-issued debt securities cease to have an investment grade rating, or (3) the Debt guaranteed pursuant to the ACCSI Guaranty is accelerated or otherwise becomes due and payable prior to its stated final maturity.
     “Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

     “Corporate Debt Yield Ratio” means, as of the date of any determination, the ratio (expressed as a percentage) of (a) Consolidated EBITDA for the four fiscal-quarter period of the Parent Guarantor most recently ended and for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Consolidated Total Indebtedness.
     “Cullen Oaks Phase II Guaranty” means the guaranty by ACCSI of the obligations of American Campus (U of H), Ltd. with respect to the Cullen Oaks Phase II Loan, which guaranty, as it pertains to the principal amount of the Cullen Oaks Phase II Loan, shall be limited to the amount of $4,000,000.
     “Cullen Oaks Phase II Loan” means Debt incurred by American Campus (U of H), Ltd. in connection with construction financing provided by Compass Bank in an aggregate principal amount of $17,041,824 on the terms and conditions set forth in that certain Construction Loan Agreement dated December 17, 2004 between Compass Bank and American Campus (U of H), Ltd., as the same has been and may be amended, renewed and/or extended from time to time on terms satisfactory to the Administrative Agent and the Required Lenders.
     “Customary Carve-Out Agreement” has the meaning specified in the definition of Non-Recourse Debt.
     “Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services, which purchase price is (i) due more than six months from the date of incurrence of the Obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) that portion of any Obligations of such Person as lessee under Capitalized Leases that is properly classified as a liability on the balance sheet of such Person in conformity with GAAP, (f) the face amount of all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.
     “Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person.

     “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
     “Delinquent Lender” has the meaning specified in Section 8.07(c).
     “Deposit Account” has the meaning assigned to that term in the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “Development Property” means any Real Estate Asset owned or acquired by the Borrower or any of its Subsidiaries and on which the Borrower or any of its Subsidiaries is actively pursuing construction of one or more buildings for use as a Student Housing Property and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Borrower or such Subsidiary; provided that any Student Housing Property will no longer be considered to be a Development Property when a certificate of occupancy has been issued for such Student Housing Property or such Student Housing Property may otherwise be lawfully occupied for its intended use.
     “Disclosed Litigation” has the meaning specified in Section 3.01(f).
     “Distribution Percentage” means as of any date of determination, the percentage of the cash which would be distributed to ACC OP Sweet Home LLC pursuant to the terms of the operating agreement of 1772 Sweet Home Road, LLC, assuming a hypothetical cash distribution following a sale of assets of 1772 Sweet Home Road, LLC. The amount available for such distribution shall be an amount equal to (A) the Net Operating Income (without any adjustment based upon the Distribution Percentage) of 1772 Sweet Home Road, LLC divided by (B) the Capitalization Rate. The Distribution Percentage shall be an amount equal to the quotient obtained by dividing (x) the total cash that would be distributed to ACC OP Sweet Home LLC in connection with such distribution by (y) the total amount of cash that would be distributed as a result of such sale.
     “Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.
     “Eligible Assignee” means (a) with respect to the Revolving Credit Facility, (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the

OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, each such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.
     “Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
     “Environmental Indemnity” means an indemnification or guaranty agreement entered into in the ordinary course of business by the Borrower or any of its Subsidiaries with respect to Hazardous Materials and Environmental Laws and the ownership and operation of a Student Housing Property.
     “Environmental Law” means any applicable Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing as of any date of determination.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.
     “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.
     “Eurodollar Business Day” means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.
     “Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means for any Eurodollar Rate Advance for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by Administrative Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Eurodollar Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by the Administrative Agent described above no longer reports such rate or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market, Eurodollar Rate Advances shall accrue interest at the Base Rate plus the Applicable Margin for such Eurodollar Rate Advance. For any period during which a Eurodollar Rate Reserve Percentage shall apply, the Eurodollar Rate with respect to Eurodollar Rate Advances shall be equal to the amount determined above divided by an amount equal to 1 minus the Eurodollar Rate Reserve Percentage; provided, however, in no event shall the Eurodollar Rate be less than two percent (2.00%).
     “Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).
     “Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.
     “Events of Default” has the meaning specified in Section 6.01.
     “Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.
     “Existing Letters of Credit” means the Letters of Credit issued by KeyBank and described on Schedule V hereto.
     “Facility” means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, as applicable.
     “Facility Exposure” means, as of any date of determination, the sum of the aggregate principal amount of all outstanding Advances and the Available Amount under all outstanding Letters of Credit.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     “Fee Letter” means the fee letter dated April 10, 2009, between the Borrower and KeyBank, as the same may be amended from time to time.
     “Fiscal Year” means a fiscal year of the Consolidated Entities ending on December 31 in any calendar year.
     “Freddie Mac/ACC Loan” means that certain revolving credit facility up to the principal face amount of $125,000,000, evidenced in part by that certain Credit Agreement dated after date of the Closing Date, to be entered into by and between Parent Guarantor, Royal Orlando Limited Partnership, a Delaware limited partnership, Royal Gainesville Limited Partnership, a Delaware limited partnership, Royal Lexington Limited Partnership, a Delaware limited partnership, Royal Tallahassee Limited Partnership, an Illinois general partnership, Royal Tallahassee Partnership II Limited Partnership, a Delaware limited partnership, Royal Tallahassee III Partnership, an Illinois general partnership, Seminole Ridge Associates, a Delaware limited liability company, Riverbend Associates, LLC, a Delaware limited liability company, SHP Riverwalk LLC, a Delaware limited liability company, collectively, as co-borrowers; and PNC ARCS LLC, a Delaware limited liability company, as lender. Notwithstanding the fact that the Freddie Mac/ACC Loan will be entered into after the Closing Date, such revolving credit facility shall continue to be subject to all of the conditions and restrictions pertaining to such Debt contained in this Agreement.
     “Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Funds From Operations” means, for any period for the Parent Guarantor and its Subsidiaries on a consolidated basis (and in accordance with the standards established by the Board of Governors of NAREIT in its March 1995 White Paper, as amended in November 1999 and April 2000), net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation, inclusive of any asset impairment charges, and amortization, and after adjustments for any Unconsolidated Entities. Adjustments for Unconsolidated Entities will be calculated to reflect funds from operations on the same basis. Notwithstanding the foregoing, Funds from Operations shall exclude the non-cash compensation expenses related to awards granted under the Parent Guarantor’s 2004 incentive award plan and any subsequent similar incentive award plans with respect to restricted equity-based awards.
     “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.03, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     “GCT Portfolio” means the portfolio of 40 wholly-owned student housing properties as well as minority interests in 21 properties held in 2 joint ventures, which Borrower acquired from GMH Communities Trust on June 11, 2008.
     “Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.
     “Ground Lease (Callaway Villas)” means that certain parking lease between SHP-Callaway Land LP, as ground lessor, and ACC OP (Callaway Villas) LP, as ground lessee, dated as of July 8, 2005, as the same has been, and may hereafter be, amended, modified and supplemented from time to time in accordance with the terms hereof and thereof.
     “Ground Leased Property (Callaway Villas)” means the portion of the Student Housing Property located in the County of Brazos, Texas, which property is subject to the Ground Lease (Callaway Villas).
     “Ground Lessor (Callaway Villas)” means SHP-Callaway Land L.P., a Delaware limited partnership, together with its successors and assigns, as ground lessor under the Ground Lease (Callaway Villas).
     “Ground Lease (Newark)” means that certain ground lease between Becker Newark, L.L.C., as ground lessor, and Village at Newark Urban Renewal, LLC, as ground lessee, dated as of August 3, 2005, as the same has been, and may hereafter be, amended, modified and supplemented from time to time in accordance with the terms hereof and thereof.
     “Ground Leased Property (Newark)” means the Student Housing Property located in the City of Newark, County of Essex, New Jersey, which property is subject to the Ground Lease (Newark).
     “Ground Lessor (Newark)” means Becker Newark, L.L.C., a New Jersey limited liability company, together with its successors and assigns, as ground lessor under the Ground Lease (Newark).
     “Ground Lease (Temple)” means that certain ground lease between Temple University-Of the Commonwealth System of Higher Education, as ground lessor, and ACT-Village at Temple, LLC, as ground lessee, dated as of October 2, 2003, as the same has been, and may hereafter be, amended, modified and supplemented from time to time in accordance with the terms hereof and thereof and pursuant to that certain Ground Lease Agreement, dated October 2, 2003, between Temple University and ACT-Village at Temple LLC, that certain First Amendment to Ground Lease Agreement, dated October 2, 2003, that certain Second Amendment to Ground Lease Agreement, dated October 20, 2003, that certain Memorandum of Lease, dated October 3, 2003, between ACT-Village at Temple LLC and Temple University, that certain Amended and Restated Indemnity Agreement executed by Borrower and Temple University of the Commonwealth System of Higher Education, dated October 20, 2003, that certain Replacement Reserve and Escrow Agreement, dated October 2, 2003, between ACT-

Village at Temple, LLC and Temple University, that certain Bed Leasing Agreement executed by Borrower and Temple University of the Commonwealth System of Higher Education, dated January 16, 2004 and that certain Completion Guaranty, dated as of October 28, 2003, by RAP Student Housing Properties, LLC to and for the benefit of Temple University of the Commonwealth System of Higher Education.
     “Ground Leased Property (Temple)” means the Student Housing Property located at Temple University, Philadelphia, Pennsylvania, which property is subject to the Ground Lease (Temple).
     “Ground Lessor (Temple)” means Temple University-Of the Commonwealth System of Higher Education, together with its successors and assigns, as ground lessor under the Ground Lease (Temple).
     “Guaranteed Obligations” has the meaning specified in Section 7.01.
     “Guarantors” means, collectively, the Parent Guarantor and the Subsidiary Guarantors.
     “Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements delivered pursuant to Section 7.05.
     “Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit D hereto.
     “Hampton Roads Joint Venture” means Hampton Roads PPV, LLC, a joint venture between Hunt Development Group of El Paso, Texas, a subsidiary of Borrower and the Department of the Navy, which joint venture will develop, own and operate the Hampton Roads Unaccompanied Housing Privatization at Camp Allen and Camp Elmore in Norfolk, Virginia, and at a five acre site located in the city of Newport News, Virginia.
     “Hazardous Indemnity Agreement” means each of the Indemnity Agreements Regarding Hazardous Materials now or hereafter made by the Borrower, Parent Guarantor and Guarantors owning Borrowing Base Properties in favor of the Administrative Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which the Borrower, Parent Guarantor and such Subsidiary Guarantor agree to indemnify the Administrative Agent and the Lenders with respect to Hazardous Materials and Environmental Laws, which agreement shall be in form and substance reasonably satisfactory to Administrative Agent.
     “Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
     “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     “Hedge Obligations” means all obligations of Borrower to any Lender Hedge Provider to make any termination payments under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure with respect to the Facility, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.
     “Implied Mortgage Amount” means, as of any date of determination with respect to the Borrowing Base Properties, an amount equal to the aggregate Net Operating Income for the Borrowing Base Properties divided by the product of (i) the Mortgage Constant, (ii) 12 and (iii) 1.35, in each case as determined from the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.03(d); provided that for purposes of calculating Net Operating Income for any Start-Up Student Housing Property not owned and operated by the Borrower or Subsidiary Guarantor for four (4) full fiscal quarters, the Net Operating Income attributable to such Start-Up Student Housing Property shall be calculated on an annualized basis using the sum of (A) the actual historical results for the period that the Start-Up Student Housing Property was owned and operated by the Borrower or such Subsidiary Guarantor and (B) the proforma results, as approved by the Administrative Agent, for the future period necessary to achieve an annualized number.
     “Increase Date” has the meaning specified in Section 2.16(a).
     “Increasing Lender” has the meaning specified in Section 2.16(b).
     “Indemnified Costs” has the meaning specified in Section 8.05(a).
     “Indemnified Party” has the meaning specified in Section 7.06(a).
     “Initial Borrowing Base Property” means each Student Housing Property described on Schedule II hereto as of the Closing Date, and “Initial Borrowing Base Properties” means all such Student Housing Properties, collectively.
     “Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.
     “Initial Issuing Bank” means KeyBank.
     “Initial Lenders” has the meaning specified in the recital of parties to this Agreement.
     “Insurance Proceeds” means all insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same.
     “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
     “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Termination Date;
               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;
               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Investment” in any Person means any loan or advance to such Person (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
     “Issuing Bank” means the Initial Issuing Bank and any other Lender approved as an Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office

and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.
     “KeyBank” means KeyBank National Association.
     “KeyBank/ACC Term Loan Agreement” means that certain Senior Secured Term Loan Agreement by and between Borrower, Parent Guarantor, the other entities listed on the signature pages as guarantors, KeyBank National Association, individually and as administrative agent, and the other lenders from time to time a party thereto, dated as of May 23, 2008, as amended by that certain First Amendment to Senior Secured Term Loan Agreement dated as of November 10, 2008, as the same may be further modified or amended from time to time.
     “L/C Cash Collateral Account” means the account of the Borrower maintained with the Administrative Agent, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.
     “L/C Related Documents” has the meaning specified in Section 2.04(c)(ii)(A).
     “Lender Party” means any Lender, the Swing Line Bank or any Issuing Bank.
     “Lender Hedge Provider” means with respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender with respect to the Facility.
     “Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.
     “Letter of Credit Advance” means an advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c).
     “Letter of Credit Agreement” has the meaning specified in Section 2.03(a).
     “Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.
     “Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, and (b) $15,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.
     “Letters of Credit” has the meaning specified in Section 2.01(b).

     “Leverage Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Total Indebtedness to (b) Consolidated Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.
     “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
     “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Letter of Credit Agreement, (e) each Guaranty Supplement, and (f) the Collateral Documents, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of a Borrower or the Guarantor in connection with the Facility, in each case as modified or amended from time to time.
     “Loan Parties” means the Borrower and the Guarantors.
     “Management Agreement” means any property management agreement relating to any Borrowing Base Property.
     “Margin Stock” has the meaning specified in Regulation U.
     “Material Acquisition” means the acquisition of the GCT Portfolio by Borrower.
     “Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Loan Parties, taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Loan Parties, taken as a whole, (b) the rights and remedies of Administrative Agent or any Lender Party under any Loan Document or the creation, perfection or priority of any Liens of Administrative Agent in the Collateral, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the value of the Collateral.
     “Material Contract” means any contract or other arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “Material Debt” has the meaning specified in Section 6.01(e).
     “Monetary Event of Default” means (i) any Event of Default under Section 6.01(a), or (ii) any declaration by notice to the Borrower that, or occurrence of any other event pursuant to Section 6.1 by which, the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall be due and payable.

     “Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.
     “Mortgage Constant” means, as of any date of determination, the monthly factor determined by the Administrative Agent by reference to a standard level constant payment table for a fully amortizing loan with a maturity of 30 years based upon an assumed per annum interest rate equal to the greater of (i) the ten-year U.S. Treasury rate plus 2.00% or (ii) 7.50%.
     “Mortgage Policies” has the meaning specified in the definition of “Borrowing Base Qualification Documents”.
     “Mortgage Receivables” means a mortgage loan on one or more properties of the type described in Section 5.02(f)(v)(D), and which Mortgage Receivable includes, without limitation, the indebtedness secured by a related first mortgage.
     “Mortgages” has the meaning specified in the definition of “Borrowing Base Qualification Documents”.
     “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
     “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
     “Net Cash Proceeds” means, with respect to any issuance or sale of any Equity Interests of the Parent Guarantor or any of its Subsidiaries, the Cash proceeds of such issuance or sale net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.
     “Net Operating Income” means, for any Real Estate Asset as of any date of determination, an amount equal to (A) the aggregate gross revenues from the operations of such Real Estate Asset during the four fiscal-quarter period most-recently ended, excluding any accrued revenues attributable to so-called “straight-line rent accounting”; minus (B) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset during such period (including real estate taxes, but excluding any management fees, debt service charges, income taxes, depreciation, amortization, capital reserves and other non-cash expenses), and (ii) an assumed management fee equal to 5% of the aggregate gross revenues from the operations of such Real Estate Asset during such period. For purposes of determining the Capitalized Value and the Implied Mortgage Amount with respect to the Student Housing Property owned by 1772 Sweet Home Road, LLC, the SUNY Allocable Net Operating Income shall be utilized instead of the Net Operating Income from such Student Housing Property.

     “Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) and/or parcel(s) of real property and/or any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) the general credit of any Property-Level Subsidiary and/or the Equity Interests therein and/or the general credit of the immediate parent entity of such Property-Level Subsidiary, provided that such parent entity’s assets consist solely of Equity Interests in one or more Property-Level Subsidiaries, it being understood that the instruments governing such Debt may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, personal recourse to the Parent Guarantor or any of its Subsidiaries for fraud, willful misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non-payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, violation of loan document prohibitions against voluntary or involuntary bankruptcy filings, transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.
     “Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender.
     “Notice” has the meaning specified in Section 9.02(c).
     “Notice of Borrowing” has the meaning specified in Section 2.02(a).
     “Notice of Issuance” has the meaning specified in Section 2.03(a).
     “Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).
     “NPL” means the National Priorities List under CERCLA.
     “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
     “OECD” means the Organization for Economic Cooperation and Development.

     “On-Campus Participating Entities” means each of (a) American Campus (Laredo), Ltd., (b) American Campus (PVAMU) Ltd., (c) American Campus (U of H), Ltd., (d) American Campus (PVAMU IV) Ltd., each of which entities described in (a)-(d) holds all of the right, title and interest of the Parent Guarantor and its Subsidiaries in one of the On-Campus Participating Properties, and (e) any other entity approved by the Required Lenders pursuant to Section 5.02(f).
     “On-Campus Participating Properties” means, collectively, the Student Housing Properties described on Schedule IV attached hereto, together with any additional Student Housing Properties owned by On-Campus Participating Entities approved pursuant to Section 5.02(f).
     “Original Credit Agreement” has the meaning specified in the recitals to this Agreement.
     “Other Taxes” has the meaning specified in Section 2.12(b).
     “Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.
     “Patriot Act” has the meaning specified in Section 9.12.
     “PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
     “Permitted Liens” means: (a) Liens for taxes, assessments or governmental charges or levies the payment of which is not, at the time, required by Section 5.01(b); (b) statutory Liens of banks and rights of set-off and other Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations, in each case that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding as of any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way, restrictive covenants and other non-monetary encumbrances on title to real property other than the Collateral that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its intended purposes; (e) Tenancy Leases; (f) with respect to Real Estate Assets encumbered by Secured Debt or Non-Recourse Debt and not comprising Collateral as defined herein, easements, zoning restrictions, rights of way, restrictive covenants and other Liens affecting such real property that are permitted to exist under the terms of the agreements governing such Secured Debt or Non-Recourse Debt; (g) all Liens and other matters disclosed in the Mortgage Policies or the Sweet Home Property Commitment; (h) such other title and survey exceptions as the Administrative Agent has approved or may approve in writing in its reasonable discretion; (i) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (j) any attachment or judgment Lien not constituting an Event of Default and not with respect to any portion of the Collateral; (k) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding subclause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; and (l) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means a Single Employer Plan or a Multiple Employer Plan.
     “Platform” has the meaning specified in Section 9.02(b).
     “Pledge Agreement” means the Pledge Agreement dated of even date herewith made by ACC OP Sweet Home LLC in favor of the Administrative Agent for the benefit of the Lenders.
     “Post Petition Interest” has the meaning specified in Section 7.07(c).
     “Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
     “Property-Level Subsidiary” means any Subsidiary of the Borrower that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) and/or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.
     “Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).
     “Qualifying Trust Preferred Obligation” means any Indebtedness of the Consolidated Entities which (i) has an original maturity of not less than thirty (30) years, (ii) is not putable to the Consolidated Entities, (iii) is non-amortizing and provides for payment of interest only not more often than quarterly, (iv) imposes no financial covenants on the Consolidated Entities, (v) is subordinated to the Loan Documents and the Obligations of the Loan Parties thereunder on such terms as are reasonably acceptable to the Administrative Agent; and (vi) when aggregated with any other such Indebtedness then outstanding does not exceed $100,000,000.
     “Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Borrower, any Guarantor or any of their respective Subsidiaries, including, without limitation, the Borrowing Base Properties.
     “Real Estate Asset” means, as of any date of determination, any fee or leasehold interest then owned by any Loan Party in any real property.
     “Reference Bank” means KeyBank.
     “Refinancing Debt” means, with respect to any Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, do not provide for any Lien on any Borrowing Base Property and are otherwise permitted by the Loan Documents, (b) the principal amount of such Refinancing Debt shall not exceed the principal amount of the Debt being extended, refunded or refinanced, (c) any Liens securing such Refinancing Debt shall not encumber any property or assets other than the property or assets that secured the Debt being extended, refunded or refinanced (and any improvements thereon) and (d) the other material terms, taken as a whole, of such Refinancing Debt are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms governing the Debt being extended, refunded or refinanced (it being understood that the mere extension of the maturity of any Surviving Debt that is Non-Recourse Debt shall be deemed to qualify as Refinancing Debt hereunder).
     “Register” has the meaning specified in Section 9.07(d).
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.
     “Removed Borrowing Base Property” means any Student Housing Property previously included within the definition of “Borrowing Base Property” as to which all of the following conditions have been met: (a) the Borrower has notified the Administrative Agent in writing that it wishes to exclude such Student Housing Property from the definition of “Borrowing Base Property” as a result of the sale or other permanent disposition or refinancing of such Borrowing Base Property, (b) no Default or Event of Default has occurred and is continuing at the time such Student Housing Property is excluded from the definition of “Borrowing Base Property” or would result from such exclusion, and (c) prior to the exclusion of such Student Housing Property from the definition of “Borrowing Base Property”, the Borrower has delivered to the Administrative Agent a Borrowing Base Certificate demonstrating that, after giving effect to such exclusion, (i) the Aggregate Borrowing Base Amount will be equal to or greater than the Facility Exposure, and (ii) unless otherwise approved in writing by the Required Lenders, (A) there will be not less than five (5) Borrowing Base Properties (excluding the Sweet Home

Property) included as Collateral, and (B) the Aggregate Borrowing Base Amount (excluding the Sweet Home Property) is not less than $100,000,000.
     “Required Lenders” means, at any time, Lenders owed or holding greater than 66 2/3% of the sum of (a) the aggregate principal amount of all Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided that in determining said percentage at any given time, all the existing Lenders that are Delinquent Lenders (and their Revolving Credit Commitments) will be disregarded and excluded. For purposes of this definition, the aggregate principal amount of any Swing Line Advances owing to the Swing Line Bank and any Letter of Credit Advances owing to any Issuing Bank, and the Available Amount of each Letter of Credit, shall each be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Credit Commitments.
     “Responsible Officer” means, with respect to any Loan Party or any of its Subsidiaries, any officer of, or any officer of any general partner or managing member of, such Loan Party or such Subsidiary.
     “Revolving Credit Advance” has the meaning specified in Section 2.01(a).
     “Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.
     “Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
     “Secured Debt” means as of any given date the amount of the Consolidated Total Indebtedness that is secured in any manner by any Lien.
     “Secured Recourse Debt” means as of any given date the amount of the Secured Debt less the amount of Non-Recourse Debt.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

     “1772 Sweet Home Road, LLC” means 1772 Sweet Home Road, LLC, a Delaware limited liability company.
     “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
     “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.
     “Special Security Documents” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Assignments of Leases and Rents and UCC-1 Financing Statements relating to the Sweet Home Property, which have been executed and delivered to the Administrative Agent for the benefit of the Lenders, and which are not to be recorded until the occurrence of the events specified in §9.17 (it being acknowledged that the Guaranty and the Hazardous Indemnity Agreement are not Special Security Documents).
     “Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.
     “Start-Up Student Housing Property” means a Student Housing Property that either (a) has not been owned by Borrower or a Subsidiary Guarantor for a period of four full fiscal quarters, or (b) if such Student Housing Property was a Development Property of Borrower or one of its Subsidiaries, such Student Housing Property has ceased to be a Development Property for less than a period of four full fiscal quarters.
     “Student Housing Property” means all right, title and interest of the Borrower and its Subsidiaries in and to any land and any improvements thereon comprising a student housing property that is located in the United States and within reasonably close proximity to any college, university or other institution of higher learning located in the United States or which is marketed primarily to students, employees or faculty of such college, university or other institution, together with all equipment, furniture, materials, supplies and personal property in which the Borrower or any of its Subsidiaries has an interest and which is now or hereafter located on or used in connection with such student housing property, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by the Borrower or any of its Subsidiaries.
     “Subordinated Obligations” has the meaning specified in Section 7.07(a).
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Without limiting the foregoing, 1772 Sweet Home Road, LLC and Village at Newark Urban Renewal, LLC are each a Subsidiary of Loan Parties.
     “Subsidiary Guarantor” has the meaning specified in the recital of parties to this Agreement.
     “SUNY Allocable Net Operating Income” means, as any date of determination, an amount equal to (A) the Net Operating Income from the Student Housing Property owned by 1772 Sweet Home Road, LLC (without any adjustment based upon the Distribution Percentage) multiplied by (B) the Distribution Percentage as of the end of the most recently-ended fiscal quarter.
     “SUNY Value” means, as of any date of determination, an amount equal to (A) the Appraised Value of the Student Housing Property owned by 1772 Sweet Home Road, LLC multiplied by (B) the Distribution Percentage as of the end of the most recently ended fiscal quarter.
     “Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after the Closing Date.
     “Sweet Home Reserve”. An amount equal to one hundred ten percent (110%) of the amount reasonably estimated by Agent to pay all of the applicable documentary stamp, intangible and mortgage recordation taxes to the appropriate governmental authorities due upon recordation of the Special Security Documents. As of the date hereof, the amount of the Sweet Home Reserve is $474,100.
     “Sweet Home Property” means the portion of the Borrowing Base Property located in the City of Amherst, County of Erie, New York, and commonly known as University Village at Sweet Home.
     “Sweet Home Property Commitment” means that certain Certificate of Title from First American Title Insurance Company of New York (Title No. 397072NY1NCS) with an effective date of May 20, 2009 covering the Sweet Home Property.

     “Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).
     “Swing Line Bank” means KeyBank, in its capacity as the Lender of Swing Line Advances, and its successors and permitted assigns in such capacity.
     “Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Lenders pursuant to Section 2.02(b).
     “Swing Line Commitment” means, with respect to the Swing Line Bank, the amount of the Swing Line Facility set forth in Section 2.01(c), as such amount may be reduced at or prior to such time pursuant to Section 2.05.
     “Swing Line Facility” has the meaning specified in Section 2.01(c).
     “Taking” means the taking or appropriation (including by deed in lieu of condemnation) of any Borrowing Base Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.
     “Taxes” has the meaning specified in Section 2.12(a).
     “Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Estate Asset encumbered thereby for its intended purpose.
     “Termination Date” means the earlier of (a) August 14, 2012, as such date may be extended as provided in Section 2.18, and (b) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Commitment pursuant to Section 2.05 or 6.01.
     “Trade Letter of Credit” means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.
     “Transfer” has the meaning specified in Section 5.02(e).
     “Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.
     “Unconsolidated Allocation Percentage” means, as of any date of determination with respect to any Unconsolidated Entity, the aggregate percentage ownership interest of the Consolidated Entities in such Unconsolidated Entity as of such date.

     “Unconsolidated Entity” means, as of any date of determination, any Person in which the Parent Guarantor or any of its Subsidiaries holds an Investment and whose financial results would not be consolidated under GAAP with the financial results of the Parent Guarantor and its Subsidiaries if consolidated financial statements of the Parent Guarantor and its Subsidiaries were prepared as of such date. Subject to the terms of Section 5.01(p), Hampton Roads Joint Venture shall not be deemed an Unconsolidated Entity.
     “Unsecured Debt” means as of any given date the amount of the Consolidated Total Indebtedness which is not Secured Indebtedness.
     “Unused Fee” has the meaning specified in Section 2.08(a).
     “Unused Revolving Credit Commitment” means, with respect to any Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.
     “U of H Contingent Payment Obligation” has the meaning assigned to the term “Contingent Payment Obligation” in the U of H Ground Lease.
     “U of H Ground Lease” means that certain Ground Lease Agreement dated as of September 26, 2000, by and between The Board of Regents of the University of Houston System, as lessor for the use and benefit of The University of Houston, and American Campus (U of H), Ltd., as lessee.
     “Village at Newark Urban Renewal, LLC” means Village at Newark Urban Renewal, LLC, a Delaware limited liability company.
     “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.
          SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
          SECTION 1.03. Accounting Terms. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.03(b), (c) and (f) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements, if any, provided for in Section 5.03(g)). Except as otherwise provided in the definitions contained herein, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those applied in the preparation of the financial statements referred to in Section 4.01(g).
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT
          SECTION 2.01. The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender’s Unused Revolving Credit Commitment at such time. Each Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender’s Unused Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).
               (b) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the “Letters of Credit”), for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Letter of Credit Commitment at such time, and (iii) for each such Letter of Credit not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders at such time, provided that such obligation of the Issuing Banks shall be contingent on no Lender being a Delinquent Lender or such Lender, or its parent holding company, being subject to (1) any bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or (2) any “cease and desist” order from, receivership of, or other operational control of any applicable state or federal regulatory authority (provided that the Issuing Bank may, in its sole discretion, be entitled to waive this condition). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. No Letter of Credit shall have an expiration date later than the earlier of the date that is 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, the date that is one year after the date of issuance thereof, but may by its terms provide that such expiration date will be automatically extended annually for a period of up to one year on terms acceptable to the Issuing Bank that issues such Standby Letter of Credit and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided, however, that the terms of each Standby Letter of Credit that is automatically extendible annually shall not permit the expiration date (after giving effect to any extension) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).
               (c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $15,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders at such time, provided that such obligation of the Swing Line Bank shall be contingent on no Lender being a Delinquent Lender or such Lender, or its parent holding company, being subject to (1) any bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or (2) any “cease and desist” order from, receivership of, or other operational control of any applicable state or federal regulatory authority (provided that the Issuing Bank may, in its sole discretion, be entitled to waive this condition). No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).
               (d) Sweet Home Reserve. So long as the Sweet Home Property is a Borrowing Base Property, notwithstanding anything in this Agreement to the contrary, Borrower shall not be entitled to obtain any Advance or Letter of Credit, and the Lenders shall have no obligation to make any Advance or issue any Letter of Credit, in an amount equal to the Sweet Home Reserve, which shall be reserved from the Aggregate Borrowing Base Amount as provided in this Section 2.01(d). If the amount unfunded under this Agreement (for the avoidance of doubt, Letters of Credit issued and outstanding shall be considered funded for the purposes of this section) is less than the Sweet Home Reserve, Borrower shall within five (5) days of demand either (x) reduce the Facility Exposure such that the amount unfunded under this Agreement equals or exceeds the Sweet Home Reserve or (y) deposit with the Administrative Agent cash in an amount equal to such shortfall, and execute and deliver to the Administrative Agent such documents as the Administrative Agent may reasonably request to grant the Administrative Agent a first priority perfected security interest in such sums. Such amount shall be held as additional collateral for the Facility but may be released to Borrower at such time as Administrative Agent determines in its sole and absolute discretion that the amount unfunded under this Agreement (for the avoidance of doubt, Letters of Credit issued and outstanding shall be considered funded for the purposes of this section) is more than the Sweet Home Reserve.

Administrative Agent shall provide written notice to the Borrower in the event that there is any change to the amount of the Sweet Home Reserve.
          SECTION 2.02. Making the Advances.
               (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 1:00 P.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances and 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.
               (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing or by telecopier or e-mail, in each case specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the seventh day after the requested date of such Borrowing and (B) the Termination Date). The Swing Line Bank shall, before 1:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make the amount thereof available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 Noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.
               (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $3,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) there may not be more than eight (8) separate Borrowings outstanding at any time.
               (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
               (e) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s

Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.
               (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
          SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 Noon (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telex, telecopier or e-mail or by means of the Platform. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by facsimile, confirmed in writing via overnight courier for delivery on the immediately succeeding Business Day, in each case in the form of Exhibit C attached hereto and specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. The Existing Letters of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement.
               (b) [Intentionally Omitted.]
               (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender’s Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.
               (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.
          SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.
               (b) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of (i) the Swing Line Bank and (ii) each other Lender that has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b), the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Swing Line Borrowing) and the Termination Date.

               (c) Letter of Credit Advances.
                    (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance on the same day on which such Advance was made the outstanding principal amount of each Letter of Credit Advance made by each of them.
                    (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to reimburse the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:
                         (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);
                         (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;
                         (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;
                         (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
                         (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;
                         (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or
                         (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided that, notwithstanding the foregoing, an Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction).
          SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $3,000,000 (or in the case of the Swing Line Facility, $100,000) or an integral multiple of $500,000 (or in the case of the Swing Line Facility, $100,000) in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.
               (b) Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.
                    (ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.
          SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and two Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the amount of the Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).
               (b) Mandatory. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the Facility Exposure exceeds (B) the lesser of (1) the Aggregate Borrowing Base Amount and (2) the Revolving Credit Facility.
                    (ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.
                    (iii) Prepayments of the Revolving Credit Facility made pursuant to clause (b)(i) above or (c) below shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable.
                    (iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.
               (c) Casualty and Condemnation. In the event there shall have occurred a casualty with respect to any Borrowing Base Property and the Borrower is required to repay the Facility pursuant to Section 5.01(d) or a Taking and the Borrower is required to repay the Borrowings pursuant to a Mortgage or Section 5.01(d), the Borrower shall prepay the Borrowings on the date of receipt by the Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, in the amount required pursuant to the relevant provisions of Section 5.01(d) or such Mortgage.
          SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
                    (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the greater of (i) the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, and (ii) the then applicable Eurodollar Rate for one month interest periods plus the Applicable Margin for Eurodollar Rate Advances payable in arrears quarterly on the last day of each September, December, March and June, during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
                    (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.
               (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or

(a)(ii) above and on demand, at a rate per annum equal at all times to 4% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 4% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.
               (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by the Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.
               (d) Interest Rate Determination.
                    (i) Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate.
                    (ii) If Reuters Screen LIBOR01 Page (or other source selected by Administrative Agent as permitted pursuant to the definition of “Eurodollar Rate” contained in this Agreement) is unavailable and Reference Bank is unable to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,
                         (A) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,
                         (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and
                         (C) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
          SECTION 2.08. Fees. (a) Unused Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee (the “Unused Fee”), from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the last day of each September, December, March and June, commencing September 30, 2009, and on the

Termination Date. The Unused Fee payable for the account of each Lender shall be calculated for each period for which the Unused Fee is payable on the average daily Unused Revolving Credit Commitment of such Lender during such period at the rate of 0.35% per annum.
               (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commission with respect to each Letter of Credit outstanding from time to time, payable in arrears, (a) quarterly on the last day of each September, December, March and June, commencing September 30, 2009, and (b) on the Termination Date, on such Lender’s Pro Rata Share of the average daily Available Amount of such Letter of Credit during the applicable quarter at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time.
                    (ii) The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit issued by such Issuing Bank and outstanding from time to time, payable in arrears, (a) quarterly on the last day of each September, December, March and June, commencing September 30, 2009, and (b) on the Termination Date, on the average daily Available Amount of such Letter of Credit during the applicable quarter at a rate per annum equal to 0.125%; provided that in any event the minimum amount of the fronting fee payable in any 12-month period with respect to any Letter of Credit shall be $500; and (B) such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.
               (c) Administrative Agents’ Fees. The Borrower shall pay to the Administrative Agent for its own account such fees, in such amounts and payable at such times, as may from time to time be agreed between the Borrower and the Administrative Agent.
          SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.
               (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Advances shall automatically Convert into Base Rate Advances.
                    (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.
                    (iii) Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (z) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.
          SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or made after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within 10 days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, such Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.
               (b) If any Lender Party determines that either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or made after the date hereof results in any change in the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.
               (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.
               (d) Notwithstanding any other provision of this Agreement, if after the date of this Agreement the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.
          SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
               (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party any amount so due.
               (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.
               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
               (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

               (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lender Parties in the following order of priority:
                    (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;
                    (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks on such date;
                    (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;
                    (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;
                    (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;
                    (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;
                    (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;
                    (viii) eighth, to the payment of the principal amount of all of the outstanding Advances and any reimbursement obligations that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the L/C Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02;
                    (ix) ninth, to the payment of the Hedge Obligations; and
                    (x) tenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lender Parties on such date.
          SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
               (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document (hereinafter referred to as “Other Taxes”).
               (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.
               (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
               (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W8 ECI or W8 BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8 ECI or W8 BEN, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Upon the request of the Borrower, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrower two copies of Internal Revenue Service form W 9 (or any successor form).

               (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.
               (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.
               (h) If any Lender Party or the Administrative Agent receives a refund of Taxes or Other Taxes paid by the Borrower or for which the Borrower has indemnified any Lender Party or the Administrative Agent, as the case may be, pursuant to this Section 2.12, then such Lender Party or the Administrative Agent, as applicable, shall pay such amount, net of any expenses incurred by such Lender Party or the Administrative Agent, to the Borrower within 30 days of the receipt of such Taxes or Other Taxes. Notwithstanding the foregoing, (i) the Borrower shall not be entitled to review the tax records or financial information of any Lender Party or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender Party shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrower.
          SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, or (c) on account of any Hedge Obligations due and payable to a Lender Hedge Provider under the Hedge Agreements at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Hedge Obligations due and payable to such Lender Hedge Provider at such time to (ii) the aggregate amount of the Hedge Obligations due and payable to all the Lender Hedge Providers) of payments on account of the Hedge Obligations due and payable to all the Lender Hedge Providers under the Hedge Agreements at such time obtained by the Lender Hedge Provider, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations or Hedge Obligations, as the case may be, due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (1) the purchase price paid to such Lender Party to (2) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (x) the amount of such other Lender Party’s required repayment to (y) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.
          SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for the acquisition and/or development of Student Housing Properties and/or Development Properties, to make capital expenditures, for working capital purposes and for other general corporate purposes of the Parent Guarantor and its Subsidiaries.
          SECTION 2.15. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. By delivery of this Agreement and the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Debt evidenced by the Existing Credit Agreement and the “Notes” described in the Existing Credit Agreement, which Debt is instead evidenced by this Agreement and the Notes and is allocated among the Lender Parties as of the date hereof in accordance with their respective Pro Rata Share of the Commitments, and the Lender Parties shall as of the date hereof make such adjustments to the outstanding Advances of such Lender Parties so that such outstanding Advances are consistent with their respective Commitments.
               (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.
               (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.
          SECTION 2.16. Increase in the Aggregate Commitments. (a) The Borrower may, at any time, by written notice to the Administrative Agent, request an increase in the aggregate amount of the Revolving Credit Commitments by not less than $10,000,000 nor more than $75,000,000 in the aggregate (each such proposed increase, a “Commitment Increase”) to be effective as of a date that is within 24 months after the Closing Date (the “Increase Date”) as specified in the related notice to the Administrative Agent, which Commitment Increase may be allocated (1) to the then existing Revolving Credit Commitments, (2) as a new revolving tranche having the same terms as the then existing Revolving Credit Commitments, or (3) any combination thereof satisfactory to Administrative Agent and existing or additional Lenders providing such additional Revolving Credit Commitments; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $300,000,000, (ii) in no event shall the Borrower submit more than two (2) separate requests for a Commitment Increase hereunder, and (iii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.
               (b) The Administrative Agent shall promptly notify the Lenders of each request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its

Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.
               (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in such requested Commitment Increase on such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of such Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless otherwise agreed by Borrower and Administrative Agent.
               (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in the requested Commitment Increase in accordance with Section 2.16(c) (an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
                    (i) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and
                    (ii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.
     On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.
               (e) As a condition to the effectiveness of any increase in the aggregate Commitments pursuant to this Section 2.16, the Borrower shall pay (i) to the Administrative Agent such fees as required by the Fee Letter, and (ii) to each Increasing Lender or Assuming Lender, as applicable, such fees as they may require in connection therewith, which fees shall, when paid, be fully earned and non-refundable under any circumstances.

               (f) As a condition to the effectiveness of any increase in the aggregate Commitments pursuant to this Section 2.16, the Borrower and the Subsidiary Guarantors shall execute and deliver to the Administrative Agent and the Lenders such additional documents (including, without limitation, amendments to the Collateral Documents), instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion (including, without limitation, in the case of the Borrower, a Borrowing Base Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any Mortgage Policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such increase.
               (g) On any Increase Date the outstanding principal balance of the Advances shall be reallocated among the Lenders such that after the applicable Increase Date the outstanding principal amount of Advances owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Increase Date) of the outstanding principal amount of all Advances. The participation interests of the Lenders in Swing Line Facility and Letter of Credit Facility shall be similarly adjusted. On any Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Advances. The funds so advanced shall be Base Rate Advances or Eurodollar Rate Advances, as the case may be, among all Lenders based on their Commitment Percentages.
          SECTION 2.17. Replacement of Lenders Under Certain Circumstances. In the event that any Lender (a) shall make a demand for payment of increased costs pursuant to Section 2.10(a) or (b) shall make a demand for Conversion of all Eurodollar Rate Advances to Base Rate Advances pursuant to Section 2.10(d), and unless the circumstances giving rise to such demand are no longer in effect, the Borrower may, if such Lender is not then an Issuing Bank and such Lender shall fail to withdraw such demand within five Business Days after the Borrower’s request for such withdrawal, upon 30 days’ prior written notice by the Borrower to the Administrative Agent and such Lender, elect to cause such Lender to assign its Advances and Commitments in full to an Eligible Assignee in accordance with the provisions of Section 9.07(a), and such Lender hereby agrees to assign its Advances and Commitments as provided above if an Eligible Assignee shall have agreed to assume such Advances and Commitments; provided that, on the date of such assignment, the Borrower shall pay (x) to such Lender (1) any amounts payable to such Lender pursuant to Section 2.10 or otherwise pursuant to this Agreement and (2) any amounts that would have been payable to such Lender pursuant to Section 9.04(c) if the Borrower had prepaid all outstanding Advances of such Lender on the date of such assignment and (y) to the Administrative Agent, any processing and recordation fee payable to the Administrative Agent pursuant to Section 9.07(a) in connection with such assignment.
          SECTION 2.18. Extension of Termination Date. (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Administrative Agent not more than ninety (90) days and not less than thirty (30) days prior to the initial scheduled Termination Date (an “Extension Request”), subject to the terms and conditions set forth in this Agreement, to extend the Termination Date to August 14, 2013 one year from new Termination Date. The request by the Borrower for extension of the Termination Date shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Section shall have been satisfied on the date of such request.
               (b) The obligations of the Administrative Agent and the Lenders to extend the Termination Date as provided in Section 2.18(a) shall be subject to the satisfaction of the following conditions precedent on the then effective Termination Date (without regard to such extension request):
                    (i) Payment of Extension Fee. The Borrower shall pay to the Administrative Agent on or before the then effective Termination Date (without regard to such extension request) for the account of the Lenders in accordance with their respective Pro Rata Shares an extension fee equal to one-half of one percent (0.50%) of the total Commitment, which fee shall, when paid, be fully earned and non-refundable under any circumstances.
                    (ii) No Default. On the date the Extension Request is given and on the Termination Date (as determined without regard to such extension) there shall exist no Default or Event of Default.
                    (iii) Representations and Warranties. The representations and warranties made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Termination Date (as determined without regard to such extension) except for representations or warranties that expressly relate to an earlier date.
               (c) The Administrative Agent shall promptly notify each of the Lenders in the event that the Termination Date is extended as provided in this Section 2.18.
ARTICLE III
CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT
          SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:
               (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:
                    (i) This Agreement, together with a Note payable to the order of each Lender that has requested a Note prior to the Closing Date.

                    (ii) Copies of the Borrowing Base Qualification Documents for each of the Borrowing Base Properties.
                    (iii) Certified copies of the resolutions of the Board of Directors, board of managers, management committee, general partner or managing member (or other similar body), as applicable, of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.
                    (iv) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, certificate of formation or other comparable organizational document of such Loan Party, and of each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, certificate of formation or other comparable organizational document, as applicable, of such Loan Party that are on file in such Secretary’s office and (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) that such Loan Party is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.
                    (v) A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation, limited partnership or limited liability company (except where the failure to so qualify or be licensed (A) would not be reasonably likely to have a Material Adverse Effect), and (B) is not a jurisdiction in which a Borrowing Base Property is located, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, that such Loan Party is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.
                    (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member or other authorized representative, if applicable), dated the Closing Date, certifying as to (A) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the Closing Date, (or that there have been no changes from those agreements delivered pursuant to the Existing Credit Agreement), (B) the due incorporation, organization or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or general or limited partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (D) the absence of any event that has occurred and is continuing, or that would result from the Initial Extension of Credit, that constitutes a Default or an Event of Default.
                    (vii) A certificate of the Secretary or an Assistant Secretary (or other Responsible Officer, if applicable) of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party) and the other documents to be delivered hereunder and thereunder.
                    (viii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, Material Contracts and Tenancy Leases (together with copies thereof if requested by the Administrative Agent), audited annual financial statements for the year ending December 31, 2008, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date).
                    (ix) Evidence of insurance naming the Administrative Agent as loss payee and additional insured for itself and, when applicable, as agent for other participating Lenders, with such responsible and reputable insurance companies, and in such amounts and covering such risks, in each case as is satisfactory to the Administrative Agent.
                    (x) Opinions of Locke Lord Bissell & Liddell LLP, counsel for the Loan Parties, in substantially the forms of Exhibit F hereto and as to such other matters as the Administrative Agent may reasonably request.
                    (xi) [Intentionally Omitted.]
                    (xii) The payment of any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses.
                    (xiii) A Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.
               (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.
               (c) The Loan Parties shall have no Debt, other than Surviving Debt, and all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.
               (d) Intentionally Omitted.

               (e) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred (i) no Material Adverse Change since June 30, 2009, and (ii) no material adverse change in the Initial Borrowing Base Properties since the date of this Agreement.
               (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.
               (g) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.
               (h) The Borrower shall have paid all fees that are due and payable pursuant to the Fee Letter, all other accrued fees of the Administrative Agent and the Lender Parties and all out-of-pocket expenses (including the reasonable fees and expenses of counsel) of the Administrative Agent and the Arranger.
          SECTION 3.02. Conditions Precedent to Each Borrowing, Issuance, Renewal and Commitment Increase. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or extend the expiration date of a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing or a Commitment Increase pursuant to Section 2.16 shall be subject to the further conditions precedent that on the date of such Borrowing, issuance, extension or increase (a) the following statements shall be true and the Administrative Agent shall have received, for the account of such Lender, the Swing Line Bank or such Issuing Bank, a certificate signed on behalf of the Borrower by a duly authorized officer of the Borrower, dated the date of such Borrowing, issuance. extension or increase, stating that:
                    (i) the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to (A) such Borrowing, issuance, extension or increase and (B) in the case of any Borrowing, issuance or extension, the application of the proceeds therefrom, as though made on and as of such date;
                    (ii) no Default has occurred and is continuing, or would result from (A) such Borrowing, issuance, extension or increase or (B) in the case of any Borrowing, issuance or extension, from the application of the proceeds therefrom; and

                    (iii) for each Revolving Credit Advance or Swing Line Advance made by the Swing Line Bank or issuance or extension of any Letter of Credit, (A)  the Aggregate Borrowing Base Amount equals or exceeds the Facility Exposure after giving effect to such Advance or issuance or extension, respectively, and (B) before and after giving effect to such Advance, issuance or extension, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants;
               (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request;
               (c) at such times as Administrative Agent shall determine in its discretion prior to each funding, to the extent available under applicable law, a “date down” endorsement to each Mortgage Policy (or, with respect to the Sweet Home Property, a title update) indicating no change in the state of title and containing no survey exceptions not approved by the Administrative Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in each Mortgage Policy, increase the coverage of each Mortgage Policy to the aggregate amount of all Advances advanced and outstanding and Letters of Credit issued and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Mortgage Policy for an individual Borrowing Base Property need not equal the aggregate amount of all Advances and Letters of Credit issued and outstanding), or if such endorsement is not available, such other evidence and assurances as the Administrative Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower or Subsidiary Guarantors stating that there have been no changes in title from the date of the last effective date of the Mortgage Policy (or, with respect to the Sweet Home Property, a title update));
               (d) as a condition precedent to any Lender’s obligations to make any Advances available to the Borrower hereunder, the Borrower will pay or cause to be paid to the Administrative Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Administrative Agent reasonably determines to be payable as a result of such Advance to any state or any county or municipality thereof in which any of the Borrowing Base Properties are located, and deliver to the Agent such affidavits or other information which the Administrative Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on Borrowing Base Properties located in such state secure the Borrower’s obligation with respect to the Advances then being requested by the Borrower. The provisions of this Section 3.02(d) shall not limit the Borrower’s obligations under other provisions of the Loan Documents, including without limitation Section 9.04 hereof; and
               (e) in the case of any Commitment Increase, any modifications of or endorsements to the Mortgages and the Mortgage Policies that the Administrative Agent shall deem reasonably necessary or desirable in connection with such Commitment Increase shall have been made or obtained, and any other actions, documents or instruments relating to the Collateral that the Administrative Agent shall deem reasonably necessary or desirable in connection with such Commitment Increase shall have been taken, executed or delivered, as applicable.
          SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s Pro Rata Share of such Borrowing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:
               (a) Organization and Powers; Qualification and Good Standing. Each Loan Party and each of its Subsidiaries and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed (A) would not be reasonably likely to have a Material Adverse Effect, and (B) is not a jurisdiction in which a Borrowing Base Property is located, and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Parent Guarantor has, beginning with its taxable year ended December 31, 2004, been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and the present and proposed method of operation of the Parent Guarantor and its Subsidiaries will permit the Parent Guarantor to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent Guarantor have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Borrower are owned by the Parent Guarantor, and all such general partner Equity Interests are owned by the Parent Guarantor free and clear of all Liens.
               (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party on the date hereof and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens except Permitted Liens.
               (c) Due Authorization; No Conflict. The execution and delivery by each Loan Party of each Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party), and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.
               (d) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party) or for the consummation of the transactions contemplated by the Loan Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) to the knowledge of any Loan Party, the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given, or made and are in full force and effect.
               (e) Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto (either individually or as the general partner or managing member of another Loan Party). This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms.

               (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document and the transactions contemplated by the Loan Documents, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.
               (g) Financial Condition. The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2008 and the related consolidated statement of income and consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at June 30, 2009 and the related consolidated statement of income and consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present subject, in the case of said consolidated balance sheet as at June 30, 2009, and said consolidated statements of income and cash flows for the three months then ended, to year-end audit adjustments, the consolidated financial condition of the Parent Guarantor and its Subsidiaries, as at such dates and the consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since June 30, 2009, there has been no Material Adverse Change.
               (h) Forecasts. The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(viii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor’s best estimate of its future financial performance.
               (i) Full Disclosure. No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.
               (j) Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
               (k) Governmental Regulation. Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or

“principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.
               (l) No Materially Adverse Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that would be reasonably likely to have a Material Adverse Effect.
               (m) Perfection and Priority of Security Interests. All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents (other than the financing statements with respect to the Pledge Agreement and the Mortgages, which shall be recorded as soon as practicable after (i) the Closing Date, in the case of the Initial Borrowing Base Properties (other than the Mortgage and Assignment of Leases and Rents with respect to the Sweet Home Property), (ii) the date on which any other Student Housing Property becomes an Additional Borrowing Base Property, with respect to such Student Housing Property, and (iii) the date on which the Special Security Documents may be recorded by Administrative Agent pursuant to Section 9.17) have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Lender Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Obligations of the Loan Parties under the Loan Documents and the Hedge Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for all Liens and other matters disclosed in the Mortgage Policies and the liens and security interests created or permitted under the Loan Documents.
               (n) Surviving Debt. Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor, the principal amount outstanding thereunder and the maturity date thereof.
               (o) Existing Liens. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries that secure Debt for Borrowed Money, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.
               (p) Real Estate Assets. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Real Estate Assets owned and/or leased (as lessee) by any Loan Party or any of its Subsidiaries as of the date hereof or, if applicable, the date of the most recent supplement to such Schedule 4.01(p) delivered pursuant to Section 5.03(j), showing as of such date the street address, county or other relevant jurisdiction, state, and record owner thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Real Estate Assets, free and clear of all Liens, other than Liens created by the Loan Documents and Permitted Liens.
               (q) Tenancy Leases. The Borrower has delivered to the Administrative Agent a true, correct and complete copy of the form of residential Tenancy Lease for each Borrowing Base Property, and true, correct and complete copies of the non-residential Tenancy Leases and any amendments thereto relating to each Borrowing Base Property as of the date hereof. An accurate and complete Rent Roll as of the date of inclusion of each Borrowing Base Property in the Collateral with respect to all Tenancy Leases of any portion of the Borrowing Base Property has been provided to the Administrative Agent, which Rent Roll reflects any concessions or rebates provided with respect to any Tenancy Leases. The Tenancy Leases previously delivered to Agent as described in the preceding sentence constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Borrowing Base Property and in the buildings relating thereto. No tenant under any Tenancy Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in such Tenancy Leases or such Rent Roll. Except as set forth in Schedule 4.01(q), the Tenancy Leases reflected on the Rent Rolls delivered to the Administrative Agent are, as of the date of inclusion of the applicable Borrowing Base Property in the Collateral, in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor to Borrower’s knowledge are there any defenses, counterclaims or offsets available to any tenant thereunder, and except as reflected in Schedule 4.01(q), no Borrower or Subsidiary Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Tenancy Leases, and to the best of the knowledge and belief of the Borrower and the Subsidiary Guarantors, there is no basis for any such claim or notice of default by any tenant. No property other than the Borrowing Base Property which is the subject of the applicable Tenancy Lease is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Tenancy Lease.
               (r) Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(r) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits will have no material ongoing obligations or costs, and to the knowledge of each Loan Party or any of its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its

Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.
                    (ii) Except as otherwise set forth on Part II of Schedule 4.01(r) hereto, none of the properties currently or to the knowledge of each Loan Party and any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or to the knowledge of each Loan Party and any of its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; any and all asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries is in good condition and is arranged in accordance with Environmental Laws; Hazardous Materials have not been stored or otherwise located, released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that could reasonably be expected to result in a material liability, and no part of such property is presently contaminated by Hazardous Materials (in each case excluding, with respect to any property formerly owned or operated by any Loan Party or any of its Subsidiaries, any such storage, location, release, discharge, disposal or contamination occurring after such Loan Party or Subsidiary ceased to own or operate such property).
                    (iii) Except as otherwise set forth on Part III of Schedule 4.01(r) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
                    (iv) Except as set forth on Part IV Schedule 4.01(r), to the knowledge of each Loan Party and any of its Subsidiaries, neither Loan Party nor any of its Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.
               (s) Compliance With Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

               (t) Force Majeure. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.
               (u) Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.
               (v) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.
               (w) Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley.
               (x) ERISA Matters. (i) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Plans and Welfare Plans.
                    (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.
                    (iii) Schedule B, MB or SB (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B, MB or SB there has been no material adverse change in such funding status.
                    (iv) Neither any Loan Party nor any ERISA Affiliate has contributed to or been required to contribute to any Multiemployer Plan within the past six years prior to the date hereof.
                    (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.
               (y) Borrowing Base Properties.

                    (i) Each of the Mortgages, when properly recorded in the appropriate records, creates a valid, perfected first lien on the respective Borrowing Base Property, subject only to the Liens and other matters disclosed by the Mortgage Policies (or, with respect to the Sweet Home Property, the Sweet Home Title Commitment). The Loan Parties, or with respect to the Student Housing Property owned by 1772 Sweet Home Road, LLC and Village at Newark Urban Renewal, LLC, 1772 Sweet Home Road, LLC and Village at Newark Urban Renewal, LLC, respectively, are the legal and beneficial owners of the Borrowing Base Properties and ACC OP Sweet Home LLC and ACC OP (Village at Newark) LLC are the legal and beneficial owners of equity interests in such persons respectively, free and clear of any Lien, except for Permitted Liens described in clauses(a), (b), (d) and (e) of the definition of “Permitted Liens”. Each of the Borrowing Base Properties satisfies the requirements in this Agreement to being a Borrowing Base Property. To each Loan Party’s knowledge, except as set forth on Schedule 4.01(y) hereto, there are no proceedings in condemnation or eminent domain affecting any of the Borrowing Base Properties and, to the knowledge of each Loan Party, none is threatened. No Person has any option or other right to purchase all or any portion of any of the Borrowing Base Properties or any interest therein.
                    (ii) To each Loan Party’s knowledge, the Borrowing Base Properties and the use thereof comply in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Borrowing Base Properties, or any of them, including without limitation the Americans with Disabilities Act. To each Loan Party’s knowledge, all material permits, licenses and certificates for the lawful use, occupancy and operation of each component of each of the Borrowing Base Properties in the manner in which it is currently being used, occupied and operated, including, but not limited to liquor licenses and certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect. To each Loan Party’s knowledge, no legal proceedings are pending or threatened with respect to the zoning of any Borrowing Base Property. To each Loan Party’s knowledge, neither the zoning nor any other right to construct, use or operate any Borrowing Base Property is in any way dependent upon or related to any real estate other than such Borrowing Base Property in any way that has had or is reasonably likely to give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Borrowing Base Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by any Loan Party with respect to any Borrowing Base Property without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.
                    (iii) [Intentionally omitted.]
                    (iv) The Loan Parties have delivered to the Administrative Agent a true and complete copy of each of the Management Agreements and Material Contracts to which they are a party that will be in effect on the Closing Date, and such Management Agreements and Material Contracts have not been modified or amended except pursuant to amendments or modifications delivered to Administrative Agent. Such Management Agreements and Material Contracts are in full force and effect and no default by any of the Loan Parties or Managers exists thereunder. Except for the rights of (x) each of the property managers pursuant to any Management Agreements and (y) third-party vendors (including, without limitation, landscapers, ATM lessors, vending machine lessors and the like), no Person has any right or obligation to manage any of the Borrowing Base Properties or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to the Administrative Agent, no Person has any right or obligation to lease or solicit tenants for any of the Borrowing Base Properties, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.
                    (v) To each Loan Party’s knowledge, all improvements on any Borrowing Base Property, including without limitation the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping, are in good condition and repair. The Loan Parties are not aware of any latent or patent structural or other material defect or deficiency in any of the Borrowing Base Properties and, to the Loan Parties’ knowledge, city water supply, storm and sanitary sewers, and electrical, gas (if applicable) and telephone facilities are available to each of the Borrowing Base Properties within the boundary lines of each of the Borrowing Base Properties (except in any way that has not had and is reasonably likely to not give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Borrowing Base Property), are fully connected to the improvements and are fully operational, are sufficient to meet the reasonable needs of each of the Borrowing Base Properties as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of any of the Borrowing Base Properties as now used or presently contemplated. Except in any way that has not had and is reasonably likely to not give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Borrowing Base Property, to the Loan Parties’ knowledge no part of any of the Borrowing Base Properties is within a flood plain and none of the improvements thereon create encroachments over, across or upon any of the Borrowing Base Properties’ boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to each of the Borrowing Base Properties for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. To the Loan Parties’ knowledge after due inquiry, any septic system located at any of the Borrowing Base Properties is in good and safe condition and repair and in compliance with all applicable law.
                    (vi) Each of the Borrowing Base Properties is comprised of one (1) or more parcels which constitute separate tax lots. No part of any of the Borrowing Base Properties is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any of the Borrowing Base Properties.
                    (vii) Neither the Borrower nor any of the Guarantors has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Borrowing Base Properties or canceling or threatening to cancel any policy of insurance, and each of the Borrowing Base Properties complies with the material requirements of all of the Borrower’s and the Guarantor’s insurance carriers.

               (z) Ground Lease (Temple). (i) The Ground Lease (Temple) contains the entire agreement of the Ground Lessor (Temple) and the applicable Loan Party pertaining to the Ground Leased Property (Temple) covered thereby. The Loan Parties have no estate, right, title or interest in or to the Ground Leased Property (Temple) except under and pursuant to the Ground Lease (Temple). The Loan Parties have delivered a true and correct copy of the Ground Lease (Temple) to the Administrative Agent and the Ground Lease (Temple) has not been modified, amended or assigned.
                    (ii) To the knowledge of the Loan Parties, the Ground Lessor (Temple) is the exclusive fee simple owner of its Ground Leased Property (Temple), subject only to the Ground Lease (Temple) and Liens and other matters disclosed in the applicable Mortgage Policy for the Student Housing Property subject to the Ground Lease (Temple), and the Ground Lessor (Temple) is the sole owner of the lessor’s interest in the Ground Lease (Temple).
                    (iii) There are no rights to terminate the Ground Lease (Temple) other than the Ground Lessor (Temple)’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the Ground Lease (Temple).
                    (iv) The Ground Lease (Temple) is in full force and effect and, to the Loan Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (Temple) (a “Ground Lease (Temple) Default”) exists or has occurred on the part of the Loan Parties or on the part of the Ground Lessor (Temple) under the Ground Lease (Temple). All base rent and additional rent due and payable under the Ground Lease (Temple) has been paid through the date hereof and the Loan Parties are not required to pay any deferred or accrued rent after the date hereof under the Ground Lease (Temple). The Loan Parties have not received any written notice that a Ground Lease Default (Temple) has occurred or exists, or that the Ground Lessor (Temple) or any third party alleges the same to have occurred or exist.
                    (v) ACT-Village at Temple LLC is the exclusive owner of the Lessee’s interest under and pursuant to the Ground Lease (Temple) and has not assigned, transferred or encumbered its interest in, to, or under the Ground Lease (Temple).
               (aa) Ground Lease (Newark). (i) The Ground Lease (Newark) contains the entire agreement of the Ground Lessor (Newark) and the applicable Loan Party pertaining to the Ground Leased Property (Newark) covered thereby. The Loan Parties have no estate, right, title or interest in or to the Ground Leased Property (Newark) except under and pursuant to the Ground Lease (Newark). The Loan Parties have delivered a true and correct copy of the Ground Lease (Newark) to the Administrative Agent and the Ground Lease (Newark) has not been modified, amended or assigned.
                    (ii) To the knowledge of the Loan Parties, the Ground Lessor (Newark) is the exclusive fee simple owner of its Ground Leased Property (Newark), subject only to the Ground Lease (Newark) and all Liens and other matters disclosed in the applicable Mortgage Policy for the Student Housing Property subject to the Ground Lease (Newark), and the Ground Lessor (Newark) is the sole owner of the lessor’s interest in the Ground Lease (Newark).

                    (iii) There are no rights to terminate the Ground Lease (Newark) other than the Ground Lessor (Newark)’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the Ground Lease (Newark).
                    (iv) The Ground Lease (Newark) is in full force and effect and, to the Loan Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (Newark) (a “Ground Lease (Newark) Default”) exists or has occurred on the part of the Loan Parties or on the part of the Ground Lessor (Newark) under the Ground Lease (Newark). All base rent and additional rent due and payable under the Ground Lease (Newark) has been paid through the date hereof and the Loan Parties are not required to pay any deferred or accrued rent after the date hereof under the Ground Lease (Newark). The Loan Parties have not received any written notice that a Ground Lease Default (Newark) has occurred or exists, or that the Ground Lessor (Newark) or any third party alleges the same to have occurred or exist.
                    (v) Village at Newark Urban Renewal, LLC is the exclusive owner of the Lessee’s interest under and pursuant to the Ground Lease (Newark) and has not assigned, transferred or encumbered its interest in, to, or under the Ground Lease (Newark).
               (bb) Ground Lease (Callaway Villas). (i) The Ground Lease (Callaway Villas) contains the entire agreement of the Ground Lessor (Callaway Villas) and the applicable Loan Party pertaining to the Ground Leased Property (Callaway Villas) covered thereby. The Loan Parties have no estate, right, title or interest in or to the Ground Leased Property (Callaway Villas) except under and pursuant to the Ground Lease (Callaway Villas). The Loan Parties have delivered a true and correct copy of the Ground Lease (Callaway Villas) to the Administrative Agent and the Ground Lease (Callaway Villas) has not been modified, amended or assigned.
                    (ii) To the knowledge of the Loan Parties, the Ground Lessor (Callaway Villas) is the exclusive fee simple owner of its Ground Leased Property (Callaway Villas), subject only to the Ground Lease (Callaway Villas) and all Liens and other matters disclosed in the applicable Mortgage Policy for the Student Housing Property subject to the Ground Lease (Callaway Villas), and the Ground Lessor (Callaway Villas) is the sole owner of the lessor’s interest in the Ground Lease (Callaway Villas).
                    (iii) There are no rights to terminate the Ground Lease (Callaway Villas) other than the Ground Lessor (Callaway Villas)’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the Ground Lease (Callaway Villas).
                    (iv) The Ground Lease (Callaway Villas) is in full force and effect and, to the Loan Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (Callaway Villas) (a “Ground Lease (Callaway Villas) Default”) exists or has occurred on the part of the Loan Parties or on the part of the Ground Lessor (Callaway Villas) under the Ground Lease (Callaway Villas). All base rent and additional rent due and payable under the Ground Lease (Callaway Villas) has been paid through the date hereof and the Loan Parties are not required to pay any deferred or accrued rent after the date hereof under the Ground Lease (Callaway Villas). The Loan Parties have not received any written notice that a Ground Lease Default (Callaway Villas) has occurred or exists, or that the Ground Lessor (Callaway Villas) or any third party alleges the same to have occurred or exist.
                    (v) ACC OP (Callaway Villas) LP is the exclusive owner of the Lessee’s interest under and pursuant to the Ground Lease (Callaway Villas) and has not assigned, transferred or encumbered its interest in, to, or under the Ground Lease (Callaway Villas).
               (cc) No Prohibited Persons. Neither any Loan Party nor any of their respective officers, directors, partners, members, Affiliates or, to the knowledge of the Loan Parties, shareholders is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
               (dd) On-Campus Participating Entities. Set forth on Schedule 4.01(bb) hereto is a complete and accurate list of all Debt of the On-Campus Participating Entities. None of the Consolidated Entities (i) is directly or indirectly liable, contingently or otherwise, with respect to any of such Debt, except as provided in the ACCSI Guaranty and the Cullen Oaks Phase II Guaranty, or (ii) has any obligation, direct or indirect, contingent or otherwise, to make any additional Investment in any of the On-Campus Participating Entities.
               (ee) Hampton Roads Joint Venture. None of the Consolidated Entities (i) is directly or indirectly liable, contingently or otherwise, with respect to any Debt of Hampton Roads Joint Venture, or (ii) has any obligation, direct or indirect, contingent or otherwise, to make any additional Investment in Hampton Roads Joint Venture.
               (ff) Setoff, Etc. The Collateral and the rights of the Administrative Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Guarantors, Borrower or any of its Subsidiaries or Affiliates or, to the best knowledge of Borrower, any other Person other than Permitted Liens described in §8.2(i), (iv), (vi) and (vii).
               (gg) Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except with respect to Subsidiaries of Borrower that are not the owners of the Borrowing Base Properties where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

ARTICLE V
COVENANTS OF THE LOAN PARTIES
          SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document or the Hedge Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:
               (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970; provided, however that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest or would not reasonably be expected to have a Material Adverse Effect.
               (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
               (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, in each case to the extent the failure to remove and/or clean up the same would be reasonably likely to result in a material liability to any Loan Party or any of its Subsidiaries; provided, however that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
               (d) Insurance; Condemnation.
                    (i) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Administrative Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Administrative Agent, providing the following types of insurance covering each Borrowing Base Property:

                         (A) “All Risks” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from acts of terrorism (with such coverage satisfactory to Agent), and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Administrative Agent may approve, with deductibles not to exceed $25,000.00 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Administrative Agent, a contingent liability from operation of building laws endorsement in such amounts as the Administrative Agent may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;
                         (B) During the course of construction or repair of any Building, the insurance required by clause (A) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (A) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;
                         (C) Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to not less than the greater of (1) $25,000,000 or (2) the maximum amount then available under the National Flood Insurance Program;
                         (D) Rent loss insurance in an amount sufficient to recover at least the real business income loss from all sources of income, including without limitation, rental income, for the Borrowing Base Property for a twelve (12) month period;
                         (E) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Administrative Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000.00, a completed operations aggregate limit of not less than $2,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury, property damage and medical payments;

                         (F) During the course of construction or repair of any improvements on the Real Estate, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (E) above;
                         (G) Employer’s liability insurance with respect to the Borrower’s employees;
                         (H) Umbrella liability insurance with limits of not less than $25,000,000.00 to be in excess of the limits of the insurance required by clauses (E), (F) and (G) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (E), (F) and (G) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;
                         (I) Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Real Estate with limits as required by applicable law; and
                         (J) Such other commercially reasonably available insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.
     The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Borrowing Base Property provided for in clauses (E), (F) and (H) above shall name the Administrative Agent and the Lender Parties as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (A), (B), (C) and (D) above shall name the Administrative Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Administrative Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Administrative Agent, and the Borrower shall promptly furnish to the Administrative Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least thirty (30) days prior to the expiration date of the policies, the Borrower shall deliver to the Administrative Agent evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Administrative Agent.
                    (ii) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (A) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Student Housing Property for purposes more hazardous then permitted by the terms of the policy, (B) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Administrative Agent, (C) such insurance is primary and without right of contribution from any other insurance which may be available, (D) such policies shall not be materially modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving thirty (30) days’ prior written notice to the Agent by certified or registered mail, and (E) that the Administrative Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and Borrower shall endeavor to submit property values sufficient to avoid any coinsurance liability.
                    (iii) In the event of any loss or damage to or Taking of any Borrowing Base Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier, as applicable, and the Administrative Agent. Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Administrative Agent, at the Administrative Agent’s option and in the Administrative Agent’s sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies or with respect to a Taking, to appear in and prosecute any action arising from such insurance policies, or Taking, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Administrative Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds or Condemnation Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $1,000,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim. The Borrower and each Guarantor further authorize the Administrative Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations of the Loan Parties under the Loan Documents whether or not then due, or (ii) if the Administrative Agent shall require the reconstruction or repair of the applicable Borrowing Base Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the applicable Borrowing Base Property and the Obligations of the Loan Parties under the Loan Documents as they become due during the course of reconstruction or repair of the applicable Borrowing Base Property and to reimburse the Borrower or such Guarantor, in accordance with such terms and conditions as the Administrative Agent may prescribe, for the costs of reconstruction or repair of the Borrowing Base Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Obligations of the Loan parties under the Loan Documents.
                    (iv) Notwithstanding the foregoing or anything to the contrary contained in the Collateral Documents, the Administrative Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the applicable Borrowing Base Property, in accordance with such terms and conditions as the Administrative Agent may prescribe in the Administrative Agent’s discretion for the disbursement of the proceeds, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower or such Guarantor shall have provided to the

Administrative Agent additional cash security in an amount equal to the amount reasonably estimated by the Administrative Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iii) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Borrowing Base Property will provide the Administrative Agent with adequate security for the Obligations of the Loan Parties under the Loan Documents (provided that the Administrative Agent shall not disapprove such plans and specifications if the Student Housing Property is to be restored to substantially its condition immediately prior to such damage), (iv) the Administrative Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Termination Date, (v) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations and any franchise agreements relating to the Student Housing Property, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (vi) the Administrative Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Administrative Agent, and (vii) the Administrative Agent in its reasonable sole discretion shall have determined that such Borrowing Base Property can be restored to substantially the same utility, condition and character as existed prior to the Taking. Any excess Insurance Proceeds shall be applied to the payment of the Obligations of the Loan Parties under the Loan Documents, unless by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer. Any excess Condemnation Proceeds shall be applied to the payment of the Obligations of the Loan Parties under the Loan Documents. In no event shall the provisions of this section be construed to extend the Termination Date or to limit in any way any right or remedy of the Administrative Agent upon the occurrence of an Event of Default hereunder. If the applicable Borrowing Base Property is sold or the applicable Borrowing Base Property is acquired by the Administrative Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Borrowing Base Property prior to the sale or acquisition shall pass to the Administrative Agent or any other successor in interest to the Borrower or purchaser of the Borrowing Base Property.
                    (v) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the state where the policy is issued and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.
                    (vi) The Borrower and its Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering the Borrower and its Subsidiaries (as applicable) and the Real Estate other than the Borrowing Base Properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

               (e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), permits, licenses, approvals and franchises except, in the case of Subsidiaries of the Borrower only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or (e) below).
               (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Administrative Agent or Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants.
               (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.
               (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.
               (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than (i) in the case of any Loan Party, any other Loan Party, and (ii) in the case of any other Subsidiary of the Parent Guarantor, any Consolidated Entity) on terms that are fair and reasonable and no less favorable to such Loan Party or Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that neither (A) the charging of a guarantee fee or similar charge, in the amount of up to 2% of the guaranteed obligation, by one Subsidiary of the Parent Guarantor to another such Subsidiary as compensation for providing a guarantee of an obligation of such other Subsidiary nor (B) the charging by ACCSI of fees for services rendered to any other Subsidiary of the Parent Guarantor in the amount of up to 150% of the cost of providing such services nor (C) the incurrence by any Subsidiary of the Parent Guarantor of obligations under a Customary Carve-Out Agreement relating to Non-Recourse Debt of another such Subsidiary shall constitute a breach of this Section 5.02(i).
               (j) Leases.

                    (i) Without the prior written consent of Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, none of Borrower, any Subsidiary Guarantor, nor their respective agents shall (A) enter into any non-residential Tenancy Leases, or (B) modify, amend or terminate any non-residential Tenancy Lease. Borrower shall provide Administrative Agent with a copy of all non-residential Tenancy Leases no less than ten (10) days prior to execution of such Tenancy Leases. Borrower shall provide Administrative Agent with a copy of the fully executed original of all non-residential Tenancy Leases promptly following their execution. At Administrative Agent’s request, Borrower or Subsidiary Guarantors shall cause all non-residential Tenants to execute Subordination, Non-Disturbance and Attornment Agreements reasonably satisfactory to Administrative Agent. Administrative Agent reserves the right to subordinate the Mortgages to any Tenancy Lease.
                    (ii) Without the prior written consent of Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, none of Borrower, any Subsidiary Guarantor, nor their respective agents shall enter into any residential Tenancy Leases unless such residential Tenancy Leases are (A) for a term of one year or less, (B) are written on a form reasonably approved by Administrative Agent without material modification, and (C) contain a parental guarantee unless (1) the tenant thereunder demonstrates income of not less than three (3) times the amount of rent due under such residential Tenancy Lease, and (2) such residential Tenancy Leases for all properties subject to Mortgages shall not exceed five percent (5.0%) of the total number of residential Tenancy Leases.
                    (iii) Loan Parties shall not accept any prepayment of rents under any Tenancy Lease more than one month in advance of its due date; provided that Loan Parties may collect prepaid rents under residential Tenancy Leases provided that the aggregate amount of such prepaid rents for residential Tenancy Leases shall not at any time exceed five percent (5%) of projected annual rental revenue from residential Tenancy Leases.
     Notwithstanding anything herein to the contrary, any references to Tenancy Leases in this Section 5.01(j) shall only refer to Tenancy Leases entered into with respect to the Borrowing Base Properties.
               (k) Further Assurances. (i) Promptly upon request by Administrative Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.
                    (ii) Promptly upon request by Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents,

(C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender Parties the rights granted or now or hereafter intended to be granted to the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
                    (iii) Not less than once each calendar quarter, with respect to the Sweet Home Property, Borrower shall (A) cause a “date down” endorsement (in the event a Mortgage Policy for the Sweet Home Property exists) or other update confirming the status of title to the Sweet Home Property indicating no change in the state of title to the Sweet Home Property from that shown on the Sweet Home Property Commitment (except for taxes for the current year not yet due and payable) and containing no survey exceptions (in the event a Mortgage Policy for the Sweet Home Property exists) not approved by the Administrative Agent, and (B) certify to the Administrative Agent that there have been no structures, additions, fences or other improvements made on or off of any portion of the Sweet Home Property after the Closing Date which would cause such survey for the Sweet Home Property delivered to Administrative Agent on or near the Closing Date to be an inaccurate representation of such portion of the Sweet Home Property as of the date hereof in any material respect;
                    (iv) Cooperate in a commercially reasonable manner with the relevant Appraiser in connection with any Appraisal of a Borrowing Base Property (including any proposed Additional Borrowing Base Property), such cooperation to include, without limitation, providing such Appraiser with access to such information relating to such Borrowing Base Property as such Appraiser may reasonably request.
               (l) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect (including, without limitation, not allowing any lease which constitutes a Material Contract to lapse or be terminated or any rights to renew such lease to be forfeited or cancelled), enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent (including, without limitation, notifying the Administrative Agent of any default by any party with respect to any lease which constitutes a Material Contract and cooperating with the Administrative Agent in all respects to cure any such default) and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.
               (m) Maintenance of REIT Status. In the case of the Parent Guarantor, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to qualify as a REIT and elect to be treated as a REIT.
               (n) NYSE Listing. In the case of the Parent Guarantor, at all times (i) cause its common shares to be duly listed and traded on the New York Stock Exchange and

(ii) file all reports required to be filed by it in connection therewith in a timely manner, after giving effect to any extensions allowed by the New York Stock Exchange or the Securities and Exchange Commission.
               (o) Sarbanes-Oxley. Comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley.
               (p) Hampton Roads Joint Venture. Promptly notify the Administrative Agent in the event of any change in the structure, investment, return or other rights and obligations of Borrower or its Subsidiaries with respect to the Hampton Roads Joint Venture. In the event of any such change, Hampton Roads Joint Venture may, at the discretion of the Administrative Agent, be considered a Consolidated Subsidiary or Unconsolidated Entity, as applicable, as determined by Administrative Agent.
               (q) Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Administrative Agent and the Lender Parties, upon reasonable prior notice, to visit and inspect any of the Borrowing Base Properties of the Borrower, each Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrower, each Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, the Guarantors and their respective Subsidiaries.
               (r) Appraisals. Administrative Agent shall have the right from time to time to obtain a new or updated Appraisal of all the Borrowing Base Properties. However, in the event that Agent reasonably believes that there has been a material diminution of the value of, or other material adverse change in the business, condition (financial or otherwise), results of operations or prospects of a Borrowing Base Property, Administrative Agent shall have the right to obtain a new or updated Appraisal of the individual Borrowing Base Property without having to obtain Appraisals of all the Borrowing Base Properties. If Administrative Agent has not obtained a new or updated Appraisal within the previous twelve (12) calendar months, then, upon the direction of the Required Lenders, Administrative Agent shall obtain a new or updated Appraisal of all the Borrowing Base Properties. The reasonable actual out-of-pocket costs and expenses incurred by the Administrative Agent in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Agent for reimbursement therefor. Borrower and Subsidiary Guarantors shall cooperate with Administrative Agent in this regard. Notwithstanding anything herein to the contrary, all Appraisals of the Borrowing Base Properties shall be at the sole cost and expenses of Borrower, provided, however, so long as no Default exists or the Appraisal is obtained to comply with any applicable law or regulatory requirement, or bank policy promulgated in connection therewith, Borrower shall pay for any such Appraisal upon Administrative Agent’s request. Borrower shall only be required to pay for one Appraisal of each Borrowing Base Property in any twelve (12) month period unless it elects on its own to request that Agent order updated Appraisals. Borrower shall have the right, at its sole cost and expense, to request that Agent obtain a new or updated Appraisal of all the Borrowing Base Properties; provided that the Agent and the Required Lenders shall retain their independent right to obtain Appraisals as provided above notwithstanding any Appraisals obtained at the request of Borrower.
          SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document or the Hedge Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:
               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:
                    (i) Liens created under the Loan Documents;
                    (ii) Permitted Liens;
                    (iii) Liens described on Schedule 4.01(o) hereto;
                    (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(B), provided that no such Lien shall extend to or cover any Collateral (including the Sweet Home Property) or assets other than the assets subject to such Capitalized Leases;
                    (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or acquired by such Loan Party or such Subsidiary;
                    (vi) other Liens securing Non-Recourse Debt permitted under Section 5.02(b)(ii)(E) or Secured Recourse Debt permitted under Section 5.02(b)(ii)(F), provided that no such Lien shall extend to or cover any Collateral (including the Sweet Home Property);
                    (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                    (viii) Liens securing the Cullen Oaks Phase II Loan and encumbering only the Student Housing Properties located on the premises covered by the U of H ground lease.
     Notwithstanding anything contrary herein or in any other Loan Document, no Loan Party will, at any time, create, incur, assume or suffer to exist, or permit any Lien on any direct or indirect interest of Borrower or any Guarantor in any Borrowing Base Property.
               (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:
                    (i) in the case of any Loan Party or any Subsidiary of a Loan Party, Debt owed to any other Loan Party or any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to the Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents and the Hedge Obligations;
                    (ii) in the case of each Loan Party (other than the Parent Guarantor) and its Subsidiaries,
                         (A) Debt under the Loan Documents,
                         (B) (1) Capitalized Leases not to exceed in the aggregate $5,000,000 at any time outstanding, and (2) in the case of Capitalized Leases to which any Subsidiary of a Loan Party is a party, Debt of such Loan Party of the type described in clause (i) of the definition of “Debt” guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,
                         (C) the Surviving Debt described on Schedule 4.01(o) hereto and any Refinancing Debt that extends, refunds or refinances such Surviving Debt,
                         (D) Debt in respect of Hedge Agreements entered into by the Borrower and designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice,
                         (E) Non-Recourse Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, and the obligations under any Customary Carve-Out Agreements related thereto,
                         (F) Secured Recourse Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, provided that (1) each individual obligation included within Secured Recourse Debt shall not exceed 80% of the value of the collateral securing such Secured Recourse Debt as reasonably determined by Borrower and approved by Administrative Agent, and (2) the aggregate amount of Secured Recourse Debt shall not exceed 15% of Consolidated Total Asset Value,

                         (G) Unsecured Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, and
                         (H) Qualifying Trust Preferred Obligations;
                    (iii) In the case of the Parent Guarantor,
                         (A) (1) Debt under the Loan Documents and (2) Debt under the KeyBank/ACC Term Loan Agreement,
                         (B) Obligations under any Customary Carve-Out Agreements related to Non Recourse Debt permitted under Section
5.02(b)(ii)(E),
                         (C) Debt in respect of Completion Guaranties,
                         (D) Debt in respect of Environmental Indemnities, and
                         (E) Debt under Freddie Mac/ACC Loan;
                    (iv) In the case of the Borrower;
                         (A) Debt in respect of Completion Guaranties, and
                         (B) Debt in respect of Environmental Indemnities; and
                    (v) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
     provided that, notwithstanding anything herein to the contrary, no Loan Party shall, nor shall it permit any of its Subsidiaries (including without limitation the On-Campus Participating Entities) to, create, incur or assume any Debt relating to the On-Campus Participating Entities or the On-Campus Participating Properties after the date hereof.
               (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Subsidiaries to engage in, any business other than ownership, development and management of Student Housing Properties consistent in quality with the Borrowing Base Properties, and other business activities incidental thereto.
               (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of such Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, any such Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party or any other Subsidiary of a Loan Party may merge with any other Person so long as such Loan Party or such Subsidiary, as the case may be, is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to the Borrower or another Loan Party, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction and (B) no Default or Event of Default would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer of assets through the sale of Equity Interests in the Subsidiary of such Loan Party that owns such assets so long as Section 5.02(e) would otherwise permit the Transfer of all assets owned by such Subsidiary at the time of such sale of Equity Interests.
               (e) Sales, Etc. of Assets. (i) In the case of the Parent Guarantor, sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire, any of its assets and (ii) in the case of the Loan Parties (other than the Parent Guarantor), sell, lease (other than enter into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire (each action described in clause (ii) of this subsection (e) being a “Transfer”), any asset or assets (or any Equity Interests in connection therewith) other than (A) the Transfer of any asset or assets that are not Borrowing Base Properties from any Loan Party to another Loan Party or from a Subsidiary of a Loan Party to another Subsidiary of such Loan Party or any other Loan Party or (B) the Transfer of any asset or assets during any Fiscal Year of which the aggregate Capitalized Value (or, in the case of any Real Estate Asset owned or in operation by any Consolidated Entity for less than four full fiscal quarters as of the applicable date of determination, the undepreciated book value), when added to the Capitalized Values (or undepreciated book value, if applicable) of all other assets that had been the subject of any previous Transfer or Transfers during such Fiscal Year (as determined at the time of each such Transfer), is less than 20% of Consolidated Total Asset Value as of the beginning of such Fiscal Year, or (C) the Transfer of the pledged Equity Interests pursuant to the Pledge Agreement; provided that (1) no Transfer of any Borrowing Base Property or of any Equity Interests in any Loan Party other than the Parent Guarantor shall be permitted except the pledge of Equity Interests pursuant to the Pledge Agreement as set forth in Section 9.11 and (2) in the case of any Transfer described in clause (B) above which individually or in a series of related transactions is in excess of 10% of Consolidated Total Asset Value as of the beginning of such Fiscal Year, the Loan Parties are in compliance with the covenants contained in Section 5.04 (both before and after giving effect to such Transfer), as evidenced by a certificate of the Chief Financial Officer (or such person performing similar functions) of the Borrower delivered to the Administrative Agent prior to such Transfer demonstrating such compliance and that the Transfer does not otherwise cause or result in a Default or Event of Default .
               (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                    (i) Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Subsidiaries of the Loan Parties and, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries, Investments in assets (including by asset or Equity Interest acquisitions), in each case subject, where applicable, to the limitations set forth in Section 5.02(f)(v);
                    (ii) Investments in Cash Equivalents;
                    (iii) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i);
                    (iv) Investments consisting of advances to officers and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
                    (v) Investments consisting of the following items so long as (y) the aggregate amount outstanding, without duplication, of all Investments described in this clause (v) does not exceed, at any time, 25% of Consolidated Total Asset Value at such time, and (z) the aggregate amount of each of the following items of Investments does not exceed the specified percentage of Consolidated Total Asset Value set forth below:
                         (A) unimproved Real Estate Assets not constituting Development Properties, so long as the aggregate amount of such Investments, calculated on the basis of cost, does not at any time exceed 5% of Consolidated Total Asset Value at such time,
                         (B) Development Properties, so long as the aggregate amount of such Investments, calculated on the basis of actual cost, does not at any time exceed 20% of Consolidated Total Asset Value at such time, and
                         (C) Investments in Unconsolidated Entities so long as the aggregate amount of such Investments outstanding does not at any time exceed 10% of Consolidated Total Asset Value at any time; and
                         (D) Investments in Mortgage Receivables secured by properties (excluding mezzanine loans secured by equity interests in Persons owning properties) that meet the property type requirements of a Student Housing Property so long as the aggregate amount of such Investments outstanding does not at any time exceed 10% of the Consolidated Total Asset Value at any time.
                    (vi) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(D).
     provided that, notwithstanding anything herein to the contrary, (A) no Loan Party shall make, nor shall it permit any of its Subsidiaries (including without limitation the On-Campus Participating Entities) to make, any Investment in the On-Campus Participating Entities or the On-Campus Participating Properties after the date of the Existing Credit Agreement to the extent the aggregate amount of all such Investments made after the date of the Existing Credit Agreement would exceed $1,000,000, and (B) no Loan Party shall permit any of the On-Campus

Participating Entities to make or hold any Investment in an Unconsolidated Entity, and (C) no Loan Party shall make, nor shall it permit any of its Subsidiaries (including, without limitation the On-Campus Participating Entities) to make, without the prior written approval of the Required Lenders, any Investment after the date hereof in any Person which is not an On-Campus Participating Entity as of the Closing Date which engages in the development or ownership of a Student Housing Property where it is intended that such Loan Party shall receive from such Student Housing Property a share of excess cash flow with a college, university or other institution of higher learning.
               (g) Restricted Payments. In the case of the Parent Guarantor and the Borrower only, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such; provided, however that the Parent Guarantor and the Borrower may declare and pay dividends or make other distributions solely in Cash or shares of their respective common stock so long as, in the case of any such Cash dividends or distributions, (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment thereof and the aggregate amount of such Cash dividends or distributions, together with the aggregate amount of Cash dividends or distributions made during the applicable period pursuant to the immediately following clause (ii), (A) do not exceed 110% of Funds From Operations for the current four fiscal quarter periods of Parent Guarantor ending March 31, 2009 and June 30, 2009; (B) do not exceed 100% of Funds From Operations for the current four fiscal quarter periods of Parent Guarantor ending September 30, 2009 and December 31, 2009, and (C) do not exceed 95% of Funds from Operations during any other four consecutive fiscal quarters of the Parent Guarantor thereafter, (ii) no Default or Event of Default of the type described in Section 6.01(a) or (f) shall have occurred and be continuing at the time of declaration or payment thereof and such Cash dividends or distributions are required to be made in order for the Parent Guarantor to comply with Section 5.01(m), or (iii) such Cash dividends or distributions are made by the Borrower to the Parent Guarantor to enable it to pay, and the Parent Guarantor uses the proceeds of such dividends or distributions to pay, costs and expenses incurred by the Parent Guarantor in the ordinary course of conducting its business in the manner permitted under Section 5.02(m).
               (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, in each case in any material respect, its limited partnership agreement, certificate of incorporation or bylaws or other constitutive documents, provided that any amendment to any such constitutive document that would be adverse to any of the Administrative Agent or the Lender Parties shall be deemed “material” for purposes of this Section.
               (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.
                    (i) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, (iii) any agreement or instrument evidencing any Refinancing Debt that extends, refunds or refinances any Surviving Debt, so long as the limitations contained in such Refinancing Debt are no more restrictive than those contained in the Surviving Debt which is refinanced thereby, (iv) any agreement evidencing any Non-Recourse Debt permitted under this Agreement so long as the limitations contained therein do not apply to any Loan Party, (v) any agreement evidencing any Secured Debt permitted under this Agreement so long as the limitations contained therein do not apply to any Loan Party (except there may be limitations with respect to Borrower and Parent Guarantor so long as they are no more restrictive than the limitations contained in this Agreement) or the KeyBank/ACC Term Loan Agreement, and (vi) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.
               (j) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, in each case in a manner that could reasonably be expected to have a Material Adverse Effect, in each case taking into account the effect of any agreements that supplement or serve to substitute for, in whole or in part, such Material Contract.
               (k) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, the Sweet Home Property and any of the other Borrowing Base Properties), except (i) pursuant to the Loan Documents or (ii) with respect to any property or assets other than the Sweet Home Property and any of the other Borrowing Base Properties in connection with (A) any Surviving Debt and any Refinancing Debt extending, refunding or refinancing such Surviving Debt, so long as the prohibitions or conditions contained in such Refinancing Debt are no more restrictive than the corresponding provisions contained in the Debt which is extended, refunded or refinanced thereby, (B) any Non-Recourse Debt permitted by Section 5.02(b)(ii)(E) solely to the extent that (1) the Person incurring such Non-Recourse Debt has no Subsidiaries and (2) the agreements or instruments governing such Non-Recourse Debt prohibit Liens on the property of the Person incurring such Non-Recourse Debt and the Equity Interests in such Person, (C) any Secured Recourse Debt permitted by Section 5.02(b)(ii)(F) solely to the extent that the agreements or instruments governing such Secured Recourse Debt prohibit Liens on the property securing such Debt, and in connection with any mezzanine financing Liens on any underlying real estate relating thereto (other than any Borrowing Base Asset or interest therein),

(D) any Capitalized Lease permitted by Section 5.02(b)(ii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (E) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).
               (l) Parent Guarantor as Holding Company. In the case of the Parent Guarantor, not enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Borrower; (ii) the performance of its duties as general partner of the Borrower; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Borrower; provided that each such Investment shall be on terms acceptable to the Administrative Agent; (v) engaging in any activity necessary to continue to qualify as a REIT and (vi) activities incidental to each of the foregoing.
               (m) Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan.
               (n) Borrowing Base Property Occupancy Level. Permit or suffer to exist the Borrowing Base Properties in the aggregate to consist of Student Housing Properties which have an aggregate occupancy level for the preceding four (4) calendar quarters of tenants in possession and paying rent and which are not in default under their respective leases of less than eighty-five percent (85%) of the aggregate rentable beds within such Borrowing Base Properties.
               (o) Qualifying Trust Preferred Obligations. Make or permit any amendment or modification to any indenture, note or other agreements evidencing or governing any Qualifying Trust Preferred Obligations, or if any Default or Event of Default has occurred and is continuing or would arise as a result thereof, directly or indirectly pay, prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any Qualifying Trust Preferred Obligations.
               (p) Management Agreements. The Borrower shall not and shall not permit any Guarantor to enter into any Management Agreement with a third party manager after the date hereof for any Borrowing Base Property without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without Administrative Agent’s prior written approval, such approval not to be unreasonably withheld. Administrative Agent may condition any approval of a new manager upon the execution and delivery to Agent of a collateral assignment of such management agreement to Agent and a subordination of the manager’s rights thereunder to the rights of the Agent and the Lender Parties under the Loan Documents.

               (q) Registered Servicemark. Without prior written notice to the Administrative Agent, none of the Borrowing Base Properties shall be owned or operated by the Borrower or any Guarantor under any registered or protected trademark, tradename, servicemark or logo. In the event any of the Borrowing Base Properties shall be owned or operated under any registered or protected tradename, trademark, servicemark or logo, Borrower or the applicable Guarantor shall enter into such agreements as Administrative Agent may require, in form and substance satisfactory to Administrative Agent, granting to Administrative Agent or any successful bidder at a foreclosure sale of such Borrowing Base Property a perfected first priority security interest therein and to grant to Administrative Agent the right and license to continue operating such Borrowing Base Property under such tradename, trademark, servicemark or logo following the acquisition of such Borrowing Base Property as determined by Administrative Agent.
     Notwithstanding anything herein to the contrary, the calculations for all of the covenants contained in Sections 5.02(b), 5.02(f), 5.02(g) and 5.02(o) shall exclude the On-Campus Participating Properties and the Hampton Roads Joint Venture.
          SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document or the Hedge Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent for transmission to the Lender Parties in accordance with Section 9.02(b):
               (a) Default Notice. As soon as possible and in any event within five calendar days after obtaining knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.
               (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries (which may be the Parent Guarantor’s annual report on Form 10-K for such year), including therein consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and a consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties (to the extent providing such a certificate does not violate generally-applicable policies of such accounting firm) stating that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent (to the extent providing such a schedule does not violate generally-

applicable policies of such accounting firm) of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, and (iii) a certificate of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.
               (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and consolidated statements of income of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04.
               (d) Borrowing Base Certificate. (i) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent Guarantor, (ii) at the time any Additional Borrowing Base Property is included in the definition of “Borrowing Base Property”, (iii) at the time any Removed Borrowing Base Property is excluded from the definition of “Borrowing Base Property”, and (iv) at any time that a Borrowing Base Property fails to satisfy all of the Borrowing Base Conditions or the covenant set forth in Section 5.02(n), a Borrowing Base Certificate, as at the end of such fiscal quarter or the date of such inclusion or exclusion, as the case may be, in each case certified by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor. Borrower shall immediately notify Administrative Agent in the event that a Borrowing Base Property fails to satisfy any of the Borrowing Base Conditions. In addition, at all times that the Student Housing Property owned by 1772 Sweet Home Road, LLC is a Borrowing Base Property, then together with the Borrowing Base Certificate, Borrower shall deliver to Administrative Agent a calculation of the Distribution Percentage, the SUNY Value and the SUNY Allocable Net Operating Income, which calculation shall be in form and substance reasonably satisfactory to Administrative Agent and shall be certified by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor.
               (e) Borrowing Base Financials. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent Guarantor, financial information in respect of all Borrowing Base Properties (including, without limitation, with respect to each Borrowing Base Property (i) a statement of revenues and expenses with respect to such

Borrowing Base Property and all other information and operating statistics necessary to calculate the Net Operating Income for such Borrowing Base Property and (ii) information on occupancy levels and average rent levels with respect to such Borrowing Base Property), in form and detail satisfactory to the Administrative Agent.
               (f) Annual Budgets. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, (i) forecasts, prepared by management of the Parent Guarantor and in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date and (ii) an operating budget, prepared by management of the Parent Guarantor and in form satisfactory to the Administrative Agent, for each Borrowing Base Property for such Fiscal Year.
               (g) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.01(g), the consolidated financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.03(b), (c) or (f) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to Section 5.03(b), (c) or (f) following such change, consolidated financial statements of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) together with each delivery of financial statements pursuant to Section 5.03(b), (c) or (f) following such change, a written statement of the chief accounting officer or chief financial officer of the Parent Guarantor setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 5.04) which would have resulted if such financial statements had been prepared without giving effect to such change.
               (h) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.
               (i) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, which delivery may be made electronically, including via Syndtrak or posting to the Parent Guarantor’s internet website.

               (j) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedule 4.01(p) and Schedule 4.01(q) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased by any Loan Party or any of its Subsidiaries during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.
               (k) Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Real Estate Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially adversely affect the value of such Real Estate Asset, (iii) promptly upon its receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Real Estate Asset, (B) contamination on, from or into any Real Estate Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon such Loan Party’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Joint Venture may be liable or for which a Lien may be imposed on any Real Estate Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or could reasonably be expected to result in an Environmental Action with respect to any Borrowing Base Property.
               (l) Borrowing Base Property Value. Promptly after discovery of any setoff, claim, withholdings or other defenses to which any Borrowing Base Property is subject, which (i) would have a material adverse effect on the value of such Borrowing Base Property, (ii) would have a Material Adverse Effect or (iii) with respect to such Borrowing Base Property, would constitute a Lien not shown on a Mortgage Policy (or otherwise approved by Administrative Agent in writing), provide the Administrative Agent with notice thereof.
               (m) Management Agreements and Material Contracts. As soon as available a copy of any Management Agreement or Material Contract entered into with respect to any Borrowing Base Property after the date hereof.

               (n) Defaults Under Organizational Documents. Within five (5) Business Days of notice or receipt, copies of any and all notices of default under any of the organizational agreements of 1772 Sweet Home Road, LLC, or of any failure by the Borrower or such Pledgor to perform any obligation under any of such organizational agreements.
               (o) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.
          SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document or the Hedge Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the Parent Guarantor will:
               (a) Maximum Leverage Ratio: Maintain, as of the last day of each fiscal quarter of the Parent Guarantor, a Leverage Ratio equal to or less than 65%.
               (b) Minimum Consolidated Net Worth: Maintain at all times a Consolidated Net Worth of not less than the sum of (i) $833,000,000 plus (ii) an amount equal to 80% of the Net Cash Proceeds of all issuances or sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated after the Closing Date.
               (c) Aggregate Borrowing Base Amount. Not permit at any time (i) the Facility Exposure to exceed (ii) the Aggregate Borrowing Base Amount.
               (d) Minimum Consolidated Fixed Charge Coverage Ratio: Maintain, as of the last day of each fiscal quarter of the Parent Guarantor, a Consolidated Fixed Charge Coverage Ratio equal to or greater than 1.50:1.00.
               (e) Minimum Fixed Rate/Hedged Debt Ratio: Maintain at all times a Consolidated Fixed Rate/Hedged Debt Ratio equal to or greater than 70%.
               (f) Corporate Debt Yield: Maintain a Corporate Debt Yield Ratio equal to or greater than (i) 10% for the fiscal-quarter periods ended December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010; (ii) 11% for the fiscal-quarter periods ended December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011; and (iii) 12% for the fiscal-quarter period ended December 31, 2011 and all subsequent ends to fiscal-quarter periods.
provided that, notwithstanding anything herein to the contrary, the calculations for all of the financial covenants contained in Section 5.04 shall exclude the On-Campus Participating Properties and the Hampton Roads Joint Venture.

ARTICLE VI
EVENTS OF DEFAULT
          SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
               (a) Failure to Make Payments When Due. (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or
               (b) Breach of Representations or Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or
               (c) Breach of Certain Covenants.
                    (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, Section 5.01(d), (e), (i), (m), (n) or (o), Section 5.02, Section 5.03(a) or 5.04, or
                    (ii) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 1.05, Section 1.08 or Section 1.15 of the Mortgages; or
               (d) Other Defaults Under Loan Documents. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or
               (e) Cross-Defaults. (i) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of (A) any Debt of such Loan Party or such Subsidiary (as the case may be) which is Non-Recourse Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 either individually or in the aggregate or (B) any Debt of such Loan Party or such Subsidiary (as the case may be) other than Non-Recourse Debt that is outstanding in a principal amount (or in the case of any Hedge Agreement, an Agreement Value) of at least $2,000,000, either individually or in the aggregate (such Debt described under clauses (A) and (B), whether the obligation of one or more of the Loan Parties or their respective Subsidiaries, and whether the subject of one or more separate debt instruments or agreements, exclusive of Debt outstanding hereunder is referred to herein as “Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and following the expiration of the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or in such Hedge

Agreement; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or
               (f) Insolvency Events. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided that, if any of the events or circumstances described in this clause (f) occur or exist with respect to a Subsidiary of the Parent Guarantor that is not a Loan Party, such event(s) or circumstance(s) shall not constitute a Default or an Event of Default so long as (i) such Person has no Debt other than Non-Recourse Debt, (ii) such event(s) or circumstance(s) will not result in any liability to any other Subsidiary of the Parent Guarantor as a result of any Customary Carve-Out Agreement relating to any Non-Recourse Debt of such Person, and (iii) the sum of the amounts for such Person of the items listed in the definition of Consolidated Total Asset Value, as determined for such Person on an unconsolidated basis, do not exceed 1.5% of Consolidated Total Asset Value as of the date such event(s) occur or such circumstance(s) first exist; or
               (g) Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least “A-” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

               (h) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
               (i) Unenforceability of Loan Documents. Any provision of any Loan Document, after delivery thereof pursuant to Section 3.01 or otherwise, shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or
               (j) Failure of Security. Any Collateral Document or financing statement after delivery thereof, pursuant to Section 3.01 or otherwise, shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or
               (k) Change of Control. A Change of Control shall occur; or
               (l) ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or
               (m) Borrowing Base Properties. For any period of 30 consecutive days there shall be fewer than five (5) Borrowing Base Properties (excluding the Sweet Home Property);
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender to the Swing Line Bank for a prior Swing Line Borrowing pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any other Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of

Credit shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
          SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Issuing Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties with respect to the Obligations of the Loan Parties under the Loan Documents or the Hedge Obligations, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.
ARTICLE VII
GUARANTY
          SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise and the performance of any Hedge Obligations (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to Administrative Agent or any other Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

               (b) Each Guarantor, the Administrative Agent and each other Lender Party hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent and the other Lender Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
               (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to Administrative Agent or any other Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the other Lender Parties under or in respect of the Loan Documents.
          SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents or the Hedge Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
               (a) any lack of validity or enforceability of any Loan Document, the Hedge Agreements or any agreement or instrument relating thereto;
               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, any other Obligations of any other Loan Party under or in respect of the Loan Documents or the Hedge Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document or Hedge Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;
               (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

               (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any Hedge Obligations or any other assets of any Loan Party or any of its Subsidiaries;
               (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
               (f) any failure of the Administrative Agent or any other Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Lender Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Lender Party to disclose such information);
               (g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Hedge Agreement, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
               (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Administrative Agent or any other Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
          SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.
               (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
               (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
               (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty to the extent permitted by law, foreclose under any Mortgage by nonjudicial sale, and to the extent permitted by law, each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Lender Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
               (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Lender Party.
               (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.
          SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, the Hedge Agreements, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent or any other Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to Administrative Agent or any other Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Administrative Agent and the other Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
          SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.
          SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the other Lender Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, each other Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.
               (b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.
          SECTION 7.07. Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party

(the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.
               (b) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
               (c) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Administrative Agent and the other Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
               (d) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the other Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
               (e) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
          SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Lender Parties and their successors, transferees and assigns; provided that at such time, if any, as any Guarantor ceases to have any direct or indirect ownership interest in any Collateral or in any other Loan Party, such Guarantor shall, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, be released from all obligations under this Guaranty and cease to be a party to this Agreement.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
          SECTION 8.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable) and as an Issuing Bank (if applicable)) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, lead arranger or book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Lender Party under any of such Loan Documents.
     The obligations of Administrative Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Lender Party or to create an agency or fiduciary relationship. Administrative Agent shall act as the contractual representative of the Lender Parties hereunder and notwithstanding the use of the term ‘Administrative Agent’, it is understood and agreed that the Administrative Agent shall not have any fiduciary duties or responsibilities to any Lender Party by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.
               (b) Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Facility shall have occurred, the Administrative Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances in accordance with their respective Pro Rata Share against expenses and liabilities as the Administrative Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Administrative Agent reasonably determines payment is in the best interest of all the Lenders, Administrative Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Administrative Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Administrative Agent its Pro Rata Share of the reasonable costs incurred by the Administrative Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Administrative Agent by the Borrower or the Guarantors or out of the Collateral within such period. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless in accordance with their respective Pro Rata Share from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction. Prior to any foreclosure upon any Borrowing Base Property, the Required Lenders shall use good faith efforts to approve and document a plan for the management and disposition of such Borrowing Base Property.
          SECTION 8.02. Administrative Agents’ Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.
          SECTION 8.03. Administrative Agent and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Lender acting as the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include such Lender acting as Administrative Agent in its individual capacity. The Lender acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Lender acting as Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lender Parties.
          SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
          SECTION 8.05. Indemnification by Lender Parties. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.
               (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s Pro Rata Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.
               (c) For purposes of this Section 8.05, the Lender Parties’ respective ratable shares of any amount shall be determined, at any time, according to their respective Revolving Credit Commitments at such time. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its Pro Rata Share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party’s Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
          SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving 10 days’ prior written notice thereof to the Lender Parties and the Borrower (provided that no Default has occurred and is continuing) and may be removed at any time with or without cause by the Required Lenders; provided, however that any removal of the Administrative Agent will not be effective until it (or its Affiliate) has been replaced as an Issuing Bank and released from all obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.
          SECTION 8.07. Payments.
               (a) A payment by the Borrower or any Guarantor to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees to distribute to each Lender not later than one Business Day after the Administrative Agent’s receipt of good funds, determined in accordance with the Administrative Agent’s customary practices, such Lender’s Pro Rata Share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Administrative Agent fails to distribute such amounts within one Business Day as provided above, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect.
               (b) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
               (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its Pro Rata Share of any Advance, (ii) to comply with the provisions of Section 2.13 or Section 9.05 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Pro Rata Share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Administrative Agent shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Administrative Agent at law and in equity, a Delinquent Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Lenders or any matter requiring approval of all of the Lenders, shall be suspended while such Lender is a Delinquent Lender. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective Pro Rata Shares of all outstanding Advances, but only to the extent of the amount necessary to cure the default by the Delinquent Lender. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective Pro Rata Shares of all outstanding Advances. The provisions of this Section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. The Administrative Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Lender any amounts to be paid to such Delinquent Lender under this Agreement, (ii) to collect interest from such Lender for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Rate plus one percent (1%), for each day during such period, and (iii) bring an action or suit against such Delinquent Lender in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Lender. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Advances of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders’ respective Pro Rata Shares of all outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
          SECTION 8.08. Reliance on Hedge Provider. For purposes of applying payments received in accordance with this Agreement, the Administrative Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Administrative Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, or the Lenders affected thereby with respect to sub-part (viii) only, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) amend the definition of “Required Lenders” or otherwise change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release the Borrower with respect to any of its monetary Obligations under the Loan Documents or reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations except in accordance with Section 7.08, (iv) release any Borrowing Base Property (except as contemplated by the definition of “Removed Borrowing Base Property”) or all or substantially all of the Collateral, in each case in any transaction or series of related transactions, or permit the creation, incurrence, assumption or existence of any Lien on any individual Borrowing Base Property, in each case in any transaction or series of related transactions, to secure any Obligations other than Obligations owing to the Lender Parties under the Loan Documents or the Hedge Obligations, (v) amend this Section 9.01, (vi) increase the Commitments of the Lenders (except as provided in Section 2.16) or subject the Lenders to any additional obligations, or amend Section 2.16, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) extend the Termination Date (except as provided in Section 2.18) or otherwise postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.06, (ix) limit the liability of any Loan Party under any of the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement, (x) modify, amend or delete the defined term “Change of Control”, or waive any Default with respect thereto, (xi) modify, amend or delete the requirement in the defined term “Additional Borrowing Base Property” or Section 9.16(a) that the Borrowing Base Property Condition in subpart (g) of such definition must be satisfied, or (xii) modify, amend or delete Section 9.17; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.
          SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to the Borrower, at its address at 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, Attention: Daniel Perry, or, if applicable, at dperry@studenthousing.com (and in the case of transmission by e-mail, with a copy by U.S. mail to 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, Attention: Daniel Perry); if to any Initial Lender, at its

Domestic Lending Office, or, if applicable, at the e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender Party, at its Domestic Lending Office, or, if applicable, at the e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender Party (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to the Initial Issuing Bank, at its address at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: John Scott; Tel: 216/689-5986; Fax: 216/689-4997; E-mail john_c_scott@keybank.com; and if to the Administrative Agent, at its address at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: John Scott; Tel: 216/689-5986; Fax: 216/689-4997; E-mail john_c_scott@keybank.com; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
               (b) So long as KeyBank is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (g) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lender Parties by e-mail at john_c_scott@keybank.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lender Parties by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
               (c) Each Lender Party agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender Party for purposes of this Agreement, provided that if requested by any Lender Party, the Administrative Agent shall deliver a copy of the Communications to such Lender Party by e-mail or telecopier. Each Lender Party agrees (i) to notify the Administrative Agent in writing of such

Lender Party’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any Notice may be sent to such e-mail address.
          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Arranger and each of their Affiliates (the “Agent Parties”) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for such Agent Parties with respect thereto (including, without limitation, with respect to reviewing and advising on matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising such Agent Parties as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for such Agent Parties with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered in connection with the inclusion of any Additional Borrowing Base Property within the definition of “Borrowing Base Property”), (ii) all out-of-pocket costs and expenses of each Agent Party and each Lender Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the fees and expenses of counsel for such Agent Party and each Lender Party with respect thereto), and (iii) any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement.
               (b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the

Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent Party, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.
               (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance; provided that such compensation shall not include loss of margin or profits.
               (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.
               (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.
          SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents or the Hedge Obligations, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured; provided that no Lender Party shall exercise its right of set-off under this Section 9.05 without the prior written approval of the Administrative Agent. The Administrative Agent and each Lender Party agrees promptly to notify the Borrower or such Loan Party after any such set-off and application; provided, however that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have.
          SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender or such Initial Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.
          SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender, in which case notice of such assignment shall be provided to the Administrative Agent and the Borrower, no such assignments shall be permitted without the consent, which such consent shall not be unreasonably withheld, of (A) the Administrative Agent and (B) so long as no Default or Event of Default shall have occurred and be continuing at the time of the effectiveness of such assignment, the Borrower and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500.
               (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).
               (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

               (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.
               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.
               (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank’s rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that such fee shall not be payable if the assigning Issuing Bank is making such assignment simultaneously with the assignment in its capacity as a Lender of all or a portion of its Revolving Credit Commitment to the same Eligible Assignee.
               (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender Party was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.12(e).
               (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.
               (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
          SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 9.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
          SECTION 9.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Administrative Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.
          SECTION 9.11. Release of Collateral. Upon the Borrowing Base Property satisfying the conditions of becoming a Removed Borrowing Base Property, the Administrative Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of such Borrowing Base Property, as the case may be, from the assignment and security interest granted under the Collateral Document in accordance with the terms of the Loan Documents.
          SECTION 9.12. Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

          SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.
               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          SECTION 9.14. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 9.15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
          SECTION 9.16. Addition of Borrowing Base Properties. After the Closing Date, the Borrower shall have the right, subject to the consent of the Administrative Agent and the Required Lenders (which consent may be withheld in their sole and absolute discretion) and the satisfaction by the Borrower of the conditions set forth in this Section 9.16, to add an Additional Borrowing Base Property to the Collateral. The Borrower from time to time after the Closing Date may also request that certain Student Housing Properties of one or more Subsidiary Guarantors (collectively, the “Guarantor Collateral”) be included as a Borrowing Base Property for the purpose of increasing the Aggregate Borrowing Base Amount. In the event the Borrower desires to add an Additional Borrowing Base Property as aforesaid, the Borrower shall provide written notice to the Administrative Agent of such request (which the Administrative Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit the Administrative Agent to determine whether such Student Housing Property satisfies the Borrowing Base Property Conditions. Thereafter, the Administrative Agent shall have ten

(10) Business Days from the date of the receipt of such documentation and other information to advise the Borrower whether the Administrative Agent and Required Lenders consent to the acceptance of such Student Housing Property as an Additional Borrowing Base Property. Notwithstanding the foregoing, no Student Housing Property shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:
               (a) unless otherwise agreed in writing by the Required Lenders, such Student Housing Property shall satisfy all the Borrowing Base Property Conditions; provided, however, that unless otherwise agreed to in writing by all of the Lenders, the Borrowing Base Property Condition in subpart (g) of such definition must be satisfied;
               (b) the Borrower or the owner of the Guarantor Collateral, as applicable, shall have executed and delivered to the Administrative Agent all the Borrowing Base Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent;
               (c) after giving effect to the inclusion of such Student Housing Property as an Additional Borrowing Base Property, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition of Student Housing Property as an Additional Borrowing Base Property, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of the Borrower to such effect; and
               (d) the Administrative Agent shall have consented to, and the Administrative Agent shall have received the prior written consent of the Required Lenders to, the inclusion of such Student Housing Property as an Additional Borrowing Base Property.
          SECTION 9.17. Special Security Documents. The Special Security Documents have been delivered and are effective, but shall not be recorded until the occurrence of a Monetary Event of Default. Upon the occurrence of a Monetary Event of Default, the Administrative Agent shall upon receipt of all costs, fees, intangible tax, documentary or mortgage tax, assessments or charges as are demanded by any governmental authority by reason of the Special Security Documents prior to the recording of the same (“Special Security Recording Costs”) record the Special Security Documents in the public records without any further action of or notice to the Borrower or any other Loan Party and without waiving such Monetary Event of Default. Following a Monetary Event of Default, Administrative Agent shall elect to request either (a) that Borrower fund the Special Security Recording Costs, or (b) that each Lender fund such Lender’s Pro Rata Share of the Special Security Recording Costs in accordance with Section 2.02(a), and which Advances by the Lenders shall bear interest at the rate for overdue payments set forth in this Agreement. In the event that Administrative Agent requests that Borrower fund the Special Security Recording Costs following a Monetary Event of Default, the Borrower shall pay all Special Security Recording Costs within five (5) days of written notice from Administrative Agent of the amount the Special Security Recording Costs. In the event that the Borrower fails to pay the Special Security Recording Costs within such five (5) day period, then Administrative Agent shall request that each Lender shall fund such Lender’s Pro Rata Share of the Special Security Recording Costs in accordance with Section 2.02(a), and which Advances by the Lenders shall bear interest at the rate for overdue payments set forth in this Agreement. In addition, the Borrower shall, or cause any other Loan Party, to promptly deliver to the Administrative Agent such further documents as may be reasonably requested by the Administrative Agent relating to the Sweet Home Property, including without limitation, owner’s affidavits, updated legal opinions and copies of leases and such changes to the Special Security Documents as may be necessary or desirable to comply with changes in applicable law. In connection therewith, Borrower and each Loan Party appoint Administrative Agent as its attorney in fact to make such changes to the Special Security Documents on behalf of Borrower or the applicable Loan Party as may be necessary or desirable to comply with changes in applicable law, such power of attorney being coupled with an interest and being irrevocable. In connection with the recording of the Special Security Documents, the Administrative Agent may obtain, at the Borrower’s sole cost and expense, a mortgagee’s title insurance policy with respect to the Sweet Home Property in such amount as is determined by the Administrative Agent. The Borrower shall upon demand pay the cost of any such mortgagee’s title insurance policy and the cost of any updated UCC searches. The Administrative Agent and the Lenders agree that, provided no Default or Event of Default shall have theretofore occurred hereunder or under any of the other Loan Documents and shall continue to exist, Administrative Agent shall release the Sweet Home Property from the lien of the Special Security Documents and return the Special Security Documents to the Borrower upon the satisfaction of the conditions set forth in §9.11; provided, however, the Administrative Agent shall not be obligated to release the Sweet Home Property or return the Special Security Documents if, as a result of the release of the Sweet Home Property, a Default or Event of Default shall exist or would arise hereunder or under any of the other Loan Documents.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	AMERICAN CAMPUS COMMUNITIES HOLDINGS LLC, its general partner

By:	AMERICAN CAMPUS COMMUNITIES, INC., its sole member

By:
Name:
Title:

GUARANTORS:

AMERICAN CAMPUS COMMUNITIES, INC.

By:

Name:
Title:

AMERICAN CAMPUS COMMUNITIES HOLDINGS LLC

By:	AMERICAN CAMPUS COMMUNITIES, INC., its sole member

By:

Name:
Title:

RAP STUDENT HOUSING PROPERTIES LLC

By:

Name:
Title:

RSVP–ACT, LLC

By:	RAP STUDENT HOUSING PROPERTIES LLC, its sole member

By:

Name:
Title:

TITAN INVESTMENTS II LLC

By:

Name:
Title:

AMERICAN CAMPUS–TITAN II, LLC

By:	RSVP–ACT, LLC, its managing member

By:	RAP STUDENT HOUSING PROPERTIES LLC, its sole member

By:

Name:
Title:

ACT–VILLAGE AT TEMPLE LLC

By:	AMERICAN CAMPUS–TITAN II, LLC, its sole member

By:	RSVP–ACT, LLC, its managing member

By:	RAP STUDENT HOUSING PROPERTIES LLC, its sole member

By:

Name:
Title:

RFG CAPITAL GROUP, LLC

By:	RAP STUDENT HOUSING PROPERTIES LLC, its sole member

By:

Name:
Title:

RFG CAPITAL MANAGEMENT PARTNERS, L.P.

By:	RAP STUDENT HOUSING PROPERTIES LLC, its general partner

By:

Name:
Title:

RFG–CMP THE VILLAGE AT SCIENCE DRIVE, LLC

By:	RFG CAPITAL MANAGEMENT PARTNERS, L.P., its sole member

By:	RAP STUDENT HOUSING PROPERTIES LLC, its general partner

By:
Name:
Title:

SHP–THE VILLAGE AT SCIENCE DRIVE, LLC, a Delaware limited liability company

By:	RFG–CMP The Village at Science Drive, LLC, its managing member

By:	RFG Capital Management Partners, L.P., its sole member

By:	RAP Student Housing Properties LLC, its general partner

By:
Name:
Title:

RFG–CMP ACT LLC

By:	RFG Capital Management Partners, L.P., its sole member

By:	RAP Student Housing Properties LLC, its general partner

By:

Name:
Title:

SHP–ACT LLC

By:

Name:
Title:

AMERICAN CAMPUS–TITAN LLC

By:	SHP–ACT LLC, its managing member

By:

Name:
Title:

ACC OP SWEET HOME LLC

By:

Name:
Title:

ACC OP (CALLAWAY VILLAS) LP

By:	ACC OP (CALLAWAY VILLAS) GP LLC, its general partner

By:

Name:
Title:

ACC OP (CALLAWAY VILLAS) GP LLC

By:

Name:
Title:

ACC OP (VILLAGE AT NEWARK) LLC

By:

Name:
Title:

1772 SWEET HOME ROAD, LLC

By:	ACC OP SWEET HOME LLC, its managing member

By:

Name:
Title:

VILLAGE AT NEWARK URBAN RENEWAL, LLC

By:	ACC OP (VILLAGE AT NEWARK) LLC, its managing member

By:

Name:
Title:

SOUTHEAST REGION II, LLC, a Delaware limited liability company

By:	College Park Investments LLC, its sole member

By:

Name:

Title:

LYNCHBURG ASSOCIATES, LLC, a Delaware limited liability company

By:	Lynchburg Associates Intermediate, LLC, a Delaware limited liability company, its sole member

By:	College Park Investments LLC, its sole member

By:

Name:

Title:

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent, Swing Line Bank and Issuing Bank.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COMPASS BANK, an Alabama state banking corporation

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title: